UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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OLD DOMINION FREIGHT LINE, INC.
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OLD DOMINION FREIGHT LINE, INC.

500 Old Dominion Way
Thomasville, North Carolina 27360

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Old Dominion Freight Line, Inc. will be held Thursday, May 19, 2016, at 10:00 a.m. Eastern Daylight Time, at our principal executive offices, 500 Old Dominion Way, Thomasville, North Carolina 27360, for the following purposes:

1.
To elect nine directors to our Board of Directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, as set forth in the accompanying proxy statement.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

5.	To transact such other business, if any, as may be properly brought before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 11, 2016, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
Ross H. Parr
Senior Vice President – Legal Affairs,
General Counsel and Secretary

Thomasville, North Carolina
April 19, 2016

If you do not intend to be present at the meeting, we ask that you vote your shares using a toll-free telephone number, the Internet or by signing, dating and returning the accompanying proxy card promptly so that your shares of common stock may be represented and voted at the Annual Meeting. Instructions regarding the different voting options that we provide are contained in the accompanying proxy statement.

OLD DOMINION FREIGHT LINE, INC.

Principal Executive Offices: 500 Old Dominion Way
Thomasville, North Carolina 27360
___________________

PROXY STATEMENT
___________________

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 19, 2016:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2015 Annual Report to Shareholders are available on our corporate website at www.odfl.com/company/proxy.shtml.
This proxy statement is first being sent to shareholders on or about April 19, 2016, in connection with the solicitation of proxies by and on behalf of the Board of Directors of Old Dominion Freight Line, Inc. for use at the Annual Meeting of Shareholders to be held at our principal executive offices, 500 Old Dominion Way, Thomasville, North Carolina 27360 on Thursday, May 19, 2016, at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof. If you need directions so you can attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (336) 889-5000.

2016 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders
•	Time and Date	10:00 a.m., Thursday, May 19, 2016
•	Place	Old Dominion’s principal executive offices
		500 Old Dominion Way
		Thomasville, North Carolina 27360
•	Record Date	March 11, 2016
•	Voting
Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on at the meeting.

•	Admission
If you decide to attend the meeting in person, upon your arrival you will need to register with our receptionist in the main lobby of our principal executive offices. See page 5 for further instructions.

Meeting Agenda/Proposals
		Board Vote	Page Reference
		Recommendation	(for more detail)

•	Election of nine directors	FOR ALL	11
•	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	45
•	Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan	FOR	47
•	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016	FOR	58

Transact other business that properly comes before the meeting

Election of Directors

Our directors are elected annually for one-year terms. The following table provides summary information about each director nominee. On December 9, 2015, J. Paul Breitbach notified us of his decision to retire at the end of his current term. Accordingly, Mr. Breitbach is not standing for re-election to the Board at the Annual Meeting. Upon recommendation of its Governance and Nomination Committee, the Board has determined to increase its size from eight directors to nine directors. The nine nominees below are comprised of seven current directors and two nominees of the Board’s Governance and Nomination Committee - Bradley R. Gabosch and Patrick D. Hanley. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

						Committees
Name	Age	Director	Occupation	Experience/	Independent	AC	CC	GNC
		Since		Qualification

Earl E. Congdon	85	1952	Executive Chairman of the Board of Directors, Old Dominion	Leadership, Industry, Operations, Strategy

David S. Congdon	59	1998	Vice Chairman of the Board of Directors and CEO, Old Dominion	Leadership, Industry, Operations, Strategy

John R. Congdon, Jr.	59	1998	Chairman of the Board of Directors, Old Dominion Truck Leasing, Inc.	Leadership, Fleet Management, Logistics

Robert G. Culp, III	69	2003	Chairman of the Board of Directors, Culp, Inc.	Leadership, Global	X	X	C

Bradley R. Gabosch	64	—	Managing Director, Grant Thornton LLP	Leadership, Accounting, Management	X

Patrick D. Hanley	71	—	Private investor	Leadership, Accounting, Logistics	X

John D. Kasarda, Ph.D.	70	2008	Professor Emeritus and Director of Center for Air Commerce at the University of North Carolina at Chapel Hill's Kenan-Flagler Business School	Leadership, Economic Development, Logistics	X			C

Leo H. Suggs	76	2009	Private investor	Leadership, Logistics, Operations	X		X	X

D. Michael Wray	55	2008	President, Riverside Brick & Supply Company, Inc.	Leadership, Accounting, Management	X	C	X

AC	Audit Committee			GNC	Governance and Nomination Committee

CC	Compensation Committee			C	Committee Chair

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

We are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Board believes that our executive compensation policies are designed appropriately and are functioning as intended to produce long-term value for our shareholders.

Fiscal 2015 Executive Compensation Elements

Type	Form	General Purpose and Terms

Cash	Base Salary	Retention component that is reviewed annually and adjusted as needed, and executives are generally eligible for an annual increase.

Non-Equity Performance Incentive Plan
Motivates and rewards performance by linking a significant portion of compensation to profitability. Earned monthly based upon a fixed percentage, or participation factor, of our pre-tax income. No payment unless pre-tax income exceeds a required minimum performance threshold.

Equity-based	Phantom Stock
Aligns executive compensation with shareholder value and provides a long-term benefit that supplements our 401(k) plan. Generally vests in increments of 20% per year, subject to continued service requirements, and can be settled only in cash.

Other Employee Benefits	401(k) Plan	Retirement plan with company match; receive the same benefit as all employees.

	Nonqualified Deferred Compensation Plan	Supplemental retirement benefit; can defer significant percentages of annual base salary and monthly non-equity performance-based incentive compensation.

Fiscal 2015 Compensation Decisions

The principal factors in the Compensation Committee’s executive compensation decisions for 2015 were our financial performance, the relationship of executive compensation to our income before taxes, the amount of compensation that is performance-based, our organizational and leadership changes and the review and analysis conducted by its independent compensation consultant, Pearl Meyer. Based on the improvement in our financial results during 2014 and the outlook for 2015, the Compensation Committee approved a 3.3% increase in the base salaries for our named executive officers effective in January 2015. For 2015, our year-over-year revenue increased 6.6% to $3.0 billion, our net income increased 13.9% to $304.7 million and our earnings per diluted share grew 15.2% to $3.57. In keeping with our philosophy of pay-for-performance, the improvement in our financial performance during 2015 also resulted in increases in our Performance Incentive Plan (the "PIP") payouts to our officers, including our named executive officers, as compared to 2014, and these PIP payouts were directly aligned with our performance. As a result, total cash compensation for our named executive officers as a group increased 14.7% in 2015 from 2014.

We believe our compensation program aligns executive compensation with both our business objectives and the interests of our shareholders.

Fiscal 2015 Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, our Chief Financial Officer during the fiscal year, and our next three most highly compensated executive officers, to whom we refer to collectively as our named executive officers, for the fiscal year ended December 31, 2015. J. Wes Frye, our former Senior Vice President – Finance, Chief Financial Officer and Assistant Secretary, retired from each of these positions effective December 31, 2015.

			Non-Equity
		Stock	Incentive Plan	All Other	Total
	Salary	Awards	Compensation	Compensation	Compensation
Name	($)	($)	($)	($)	($)

Earl E. Congdon	575,328	283,476	5,096,179	74,016	6,028,999
Executive Chairman of the Board

David S. Congdon	575,328	283,476	5,096,179	126,479	6,081,462
Vice Chairman of the Board and Chief Executive Officer

Greg C. Gantt	483,667	208,414	1,869,115	18,945	2,580,141
President and Chief Operating Officer

J. Wes Frye	336,156	318,915	1,372,048	319,214	2,346,333
Former Senior Vice President – Finance, Chief Financial Officer and Assistant Secretary

Cecil E. Overbey, Jr.	253,821	125,078	980,034	24,220	1,383,153
Senior Vice President – Strategic Development

Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan

We are asking our shareholders to approve the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan (the “2016 Plan”) in order to (i) comply with The NASDAQ Stock Market LLC rules requiring shareholder approval of equity compensation plans; and (ii) allow the Compensation Committee to grant awards that may be intended to qualify as “performance-based compensation,” thereby potentially preserving our tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

2017 Annual Meeting

•			Shareholder proposals submitted pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 must be received by us by December 20, 2016.

•			Notice of shareholder proposals outside of SEC Rule 14a-8 must be received by us no earlier than November 20, 2016 and no later than December 20, 2016.

GENERAL INFORMATION

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us. This solicitation is being made by mail and may also be made in person or by fax, telephone, or Internet by our officers or employees. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we will reimburse them for their reasonable expenses in connection therewith.

The accompanying proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. “Registered holders” who have shares registered in the owner's name through our transfer agent may vote by either (i) completing the enclosed proxy card and mailing it in the postage-paid envelope provided; (ii) voting over the Internet by accessing the website identified on the proxy card and following the on-line instructions; or (iii) calling the toll-free telephone number identified on the proxy card. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Wednesday, May 18, 2016.

For shares held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, you should receive a voting instruction form from that institution in lieu of a proxy card. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. Many banks and brokerage firms participate in Broadridge Financial Solutions, Inc.'s online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. The Broadridge Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Wednesday, May 18, 2016. The Broadridge Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If the voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in accordance with the instructions provided to you.

If you decide to attend the meeting in person, upon your arrival you will need to register with our receptionist in the main lobby of our principal executive offices at 500 Old Dominion Way, Thomasville, North Carolina 27360. Please be sure to have your state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Old Dominion common stock as of the record date, you will be allowed to access the meeting room and attend our Annual Meeting. If you are not a registered shareholder but beneficially own shares of our common stock as of the record date, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of our common stock as of the record date (and a legal proxy from your brokerage firm, bank or other nominee if you wish to vote your shares at the meeting) to present to us at the time of registration.

The Board of Directors has fixed March 11, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On March 11, 2016, there were 83,760,230 outstanding shares of our common stock, each entitled to one vote. The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of conducting business at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in street name on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the applicable rules governing such brokers, the proposal to ratify the appointment of our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote using their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. The proposals to elect our directors, approve the compensation of our named executive officers and approve the 2016 Plan are considered “non-discretionary,” which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you.

The voting options for each proposal presented in this proxy statement, as well as the vote required to approve each proposal at the Annual Meeting, are as follows:

Proposal 1 - Election of Directors: With respect to this proposal, you may cast your vote “for all,” “withhold all” or “for all except” with respect to the director nominees. Assuming the existence of a quorum, the nominees receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors.

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers: With respect to this proposal (the results of which will not be binding upon Old Dominion or the Board), you may vote “for,” “against,” or “abstain” from voting. For this non-binding vote to be approved by the shareholders, the votes cast “for” this proposal must exceed the votes cast “against” this proposal.

Proposal 3 - Approval of the 2016 Plan: With respect to this proposal, you may vote “for,” “against,” or “abstain” from voting. For this proposal to be approved by the shareholders, the votes cast “for” this proposal must exceed the votes cast “against” this proposal.

Proposal 4 - Ratification of the Appointment of Our Independent Registered Public Accounting Firm: With respect to this proposal, you may vote “for,” “against,” or “abstain” from voting. For this proposal to be approved by the shareholders, the votes cast “for” this proposal must exceed the votes cast “against” this proposal.

Abstentions, shares that are withheld as to voting and broker non-votes (if any) will be counted for determining the existence of a quorum, but will not be counted as a vote cast with respect to any of these proposals and, therefore, will have no effect on the outcome of the vote for any of these proposals.

Where a choice is specified on any proxy as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. If no specification is made but the proxy is otherwise properly completed, the shares represented thereby will be voted “for” the election of the director nominees named in this proxy statement, “for” the approval, on an advisory basis, of the compensation of our named executive officers, "for" the approval of the 2016 Plan and “for” the ratification of the appointment of our independent registered public accounting firm. Any shareholder submitting the accompanying proxy has the right to revoke it by notifying our Corporate Secretary in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the Annual Meeting and elects to vote in person.

Management is not aware of any matters, other than those specified above, that will be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named as agents in the proxy will vote upon such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock, $0.10 par value, our only class of voting security, as of March 11, 2016, or such other date as indicated in the footnotes to the table, for (i) each person known by us to own beneficially more than five percent of our common stock; (ii) each director and director nominee; (iii) each executive officer; and (iv) all current directors, nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, the address of all listed shareholders is c/o Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, NC 27360. As of March 11, 2016, and in compliance with our securities trading policy, none of our directors or executive officers have pledged our common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent
Capital Research Global Investors (2) 333 South Hope Street Los Angeles, CA 90071	6,592,754	7.9%
Jeffrey W. Congdon (3) 300 Arboretum Place, Suite 600 North Chesterfield, VA 23236	5,816,275	6.9%
John R. Congdon, Jr. (4) 300 Arboretum Place, Suite 600 North Chesterfield, VA 23236	5,751,348	6.9%
William Blair Investment Management, LLC (5) 231 W. Adams St. Chicago, IL 60606	5,187,814	6.2%
David S. Congdon (6)	4,870,890	5.8%
BlackRock, Inc. (7) 55 East 52nd Street New York, NY 10055	4,624,652	5.5%
The Vanguard Group (8) 100 Vanguard Boulevard Malvern, PA 19355	4,381,250	5.2%
Earl E. Congdon (9)	2,257,159	2.7%
Susan C. Terry (10) 300 Arboretum Place, Suite 600 North Chesterfield, VA 23236	1,891,723	2.3%
J. Wes Frye (11)	42,864	*
Kevin M. Freeman (12)	18,455	*
Adam N. Satterfield (13)	6,758	*
J. Paul Breitbach (14)	4,631	*
Greg C. Gantt (12)	4,581	*
John D. Kasarda	3,832	*
Robert G. Culp, III (15)	3,768	*
Leo H. Suggs	2,400	*
D. Michael Wray	2,250	*
Cecil E. Overbey, Jr. (12)	1,125	*
David J. Bates (12)	330	*
Ross H. Parr (12)	162	*
Bradley R. Gabosch	—	—
Patrick D. Hanley	—	—
All Directors, Nominees and Executive Officers as a Group (16 persons) (16)	12,266,885	14.6%
________________
*    Less than 1%

(1)
Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Beneficial ownership was determined from public filings, representations by the named shareholders and the Old Dominion Freight Line, Inc. 401(k) Plan.

(2)
Information was obtained from a Schedule 13G filed on February 16, 2016 with the SEC by Capital Research Global Investors (“Capital Research”). Capital Research reports sole power to vote, or direct the vote of, and dispose of, or direct the disposition of, 6,592,754 shares. All shares are owned by various investment advisory clients of Capital Research, which is deemed to be the beneficial owner of those shares pursuant to Rule 13d-4 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than Capital Research have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the total outstanding common shares.

(3)
Includes (i) 829,179 shares held as trustee of the Jeffrey W. Congdon Revocable Trust; (ii) 83,610 shares held as trustee of the Jeffrey W. Congdon 2012 GRAT #2; (iii) 39,344 shares held as trustee of the Jeffrey W. Congdon 2013 GRAT #2; (iv) 52,667 shares held as trustee of the Jeffrey W. Congdon 2014 GRAT; (v) 439,383 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; (vi) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Natalie Grace Bagwell; (vii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Leyton Andrew Bagwell; (viii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Harley Virginia Terry; (ix) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Brinkley Louise Terry; (x) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Lillian Everett Terry; (xi) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Jack Daniel Terry; (xii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Bailey Hunter Terry; (xiii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Henry Lawson Bagwell; (xiv) 400,716 shares held as trustee of the John R. Congdon Trust for Mary Evelyn Congdon; (xv) 277,492 shares held as trustee of the John R. Congdon Trust for Peter Whitefield Congdon; (xvi) 400,720 shares held as trustee of the John R. Congdon Trust for Michael Davis Congdon; (xvii) 252,883 shares held as trustee of the John R. Congdon, Jr. GRAT Remainder Trust; (xviii) 215 shares held as trustee of the Peter W. Congdon 2016 Irrevocable Trust Agreement dtd February 10, 2016 fbo Ella Kate Congdon; (xix) 215 shares held as trustee of the Peter W. Congdon 2016 Irrevocable Trust Agreement dtd February 10, 2016 fbo Kinsley Ann Congdon; (xx) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Natalie Grace Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxi) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Leyton Andrew Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxii) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Henry Lawson Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxiii) 100,000 shares held as trustee of the Jeffrey W. Congdon 2015 GRAT; and (xxiv) 2,675,566 shares held through shared voting and investment rights as co-manager of Congdon Family, LLC. This amount also includes 252,883 shares held by the Jeffrey W. Congdon GRAT Remainder Trust, with respect to which Jeffrey W. Congdon disclaims beneficial ownership. Jeffrey W. Congdon may be deemed a member of a group under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)
Includes (i) 947,556 shares held as trustee of the John R. Congdon, Jr. Revocable Trust; (ii) 83,610 shares held as trustee of the John R. Congdon, Jr. 2012 GRAT #2; (iii) 39,344 shares held as trustee of the John R. Congdon, Jr. 2013 GRAT #2; (iv) 52,667 shares held as trustee of the John R. Congdon, Jr. 2014 GRAT; (v) 100,000 shares held as trustee of the John R. Congdon, Jr. 2015 GRAT; (vi) 439,383 shares held through shared voting and investment rights as co-trustee of the John R. Congdon Trust for Nathaniel Everett Terry; (vii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Natalie Grace Bagwell; (viii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo

Leyton Andrew Bagwell; (ix) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Harley Virginia Terry; (x) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Brinkley Louise Terry; (xi) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Lillian Everett Terry; (xii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Jack Daniel Terry; (xiii) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Bailey Hunter Terry; (xiv) 1,264 shares held through shared voting and investment rights as co-trustee of the Susan C. Terry Irrevocable Trust Agreement fbo Henry Lawson Bagwell; (xv) 438,467 shares held as trustee of the John R. Congdon Trust for Mark Ross Congdon; (xvi) 438,089 shares held as trustee of the John R. Congdon Trust for Jeffrey Whitefield Congdon, Jr.; (xvii) 5,963 shares held as trustee of the Page Elizabeth Conway Irrevocable Trust; (xviii) 5,963 shares held as trustee of the Katherine Sirles Conway Irrevocable Trust; (xix) 252,883 shares held as trustee of the Jeffrey W. Congdon GRAT Remainder Trust; (xx) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Natalie Grace Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxi) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Leyton Andrew Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxii) 430 shares held through shared voting and investment rights as co-trustee of the Trust fbo Henry Lawson Bagwell under the Kathryn Lawson Bagwell 2016 Irrevocable Trust Agreement dtd February 10, 2016; (xxiii) 430 shares held as trustee of the Jeffrey W. Congdon 2016 Irrevocable Trust Agreement fbo Lillian Grace Congdon; (xxiv) 3,571 shares held by the shareholder’s spouse as trustee of the John R. Congdon, Jr. 2015 Irrevocable Trust for Benefit of Michael M. Demo; (xxv) 3,571 shares held by the shareholder’s spouse as trustee of the John R. Congdon, Jr. 2015 Irrevocable Trust for Benefit of Brian H. Demo; and (xxvi) 2,675,566 shares held through shared voting and investment rights as co-manager of Congdon Family, LLC. This amount also includes 252,883 shares held by the John R. Congdon, Jr. GRAT Remainder Trust, with respect to which John R. Congdon, Jr. disclaims beneficial ownership. John R. Congdon, Jr. may be deemed a member of a group under Section 13(d) of the Exchange Act.

(5)
Information was obtained from a Schedule 13G filed on February 9, 2016 with the SEC by William Blair Investment Management, LLC (“William Blair”). William Blair reports sole power to vote, or direct the vote of, 3,630,310 shares, and sole power to dispose, or direct the disposition of, 5,187,814 shares. All shares are owned by various investment advisory clients of William Blair, which is deemed to be the beneficial owner of those shares pursuant to Rule 13d-4 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than William Blair have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the total outstanding common shares.

(6)
Includes (i) 55,093 shares owned in the named shareholder’s 401(k) retirement plan; (ii) 685,469 shares held as trustee of the David S. Congdon Revocable Trust, dated December 3, 1991; (iii) 92,409 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, fbo Marilyn Congdon; (iv) 92,410 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, fbo Kathryn Congdon; (v) 92,410 shares held as trustee of an Irrevocable Trust, dated December 18, 1998, fbo Ashlyn Congdon; (vi) 188,318 shares held as trustee of the David S. Congdon Grantor Retained Annuity Trust 2014; (vii) 385,781 shares held as trustee of the Audrey L. Congdon Irrevocable Trust #1, dated December 1, 1992; (viii) 296,473 shares held as trustee of the Audrey L. Congdon Irrevocable Trust #2, dated May 28, 2004; (ix) 629,776 shares held through shared voting and investment rights with the shareholder’s spouse as trustee of the David S. Congdon Irrevocable Trust #1, dated December 1, 1992; (x) 19,582 shares owned by the shareholder’s daughter as trustee of the Kathryn Leigh Congdon Revocable Declaration of Trust, dated May 23, 2006; (xi) 19,582 shares owned by the shareholder’s daughter as trustee of the Marilyn Marie Congdon Revocable Declaration of Trust, dated May 23, 2006; (xii) 160,993 shares owned by the shareholder’s daughter as trustee of the Ashlyn Lane Congdon Revocable Intervivos Trust, dated December 7, 2010; (xiii) 316,405 shares held through shared voting and investment rights as co-trustee of the 1998 Earl E. Congdon Family Trust; (xiv) 318,357 shares held through shared voting and investment rights as co-trustee of the Earl and Kathryn Congdon Family Irrevocable Trust - 2011; (xv) 89,384 shares held through shared voting and investment rights with the shareholder’s spouse as trustee of the Helen S. Congdon Revocable Inter Vivos Trust, dated April 24, 2012; (xvi) 38,015 shares held through shared voting and investment rights with the shareholder’s spouse as trustee of the Seay Family Trust, dated November 21, 2012; (xvii) 299,251 shares held through shared voting and investment rights with the shareholder’s spouse as trustee of the David S. Congdon Irrevocable Trust #2, dated November 18, 1999; (xviii) 645,976 shares held through shared voting and investment rights as co-trustee of the Earl E. Congdon GRAT Remainder Trust; (xix) 41,411 shares beneficially owned by the shareholder’s daughter through the Marilyn Congdon Nowell Grantor Retained Annuity Trust 2015; (xx) 41,411 shares beneficially owned by the shareholder’s daughter through the Kathryn Congdon Harrell Grantor Retained Annuity Trust 2015; (xxi) 158,490 shares held as trustee of the David S. Congdon Grantor Retained Annuity Trust 2015; (xxii) 864 shares beneficially owned by the shareholder’s daughter as trustee of the Irrevocable Inter Vivos Trust fbo Alice Rose Harrell dtd 8/12/15; (xxiii) 864 shares beneficially owned by the shareholder’s daughter as trustee of the Irrevocable Inter Vivos Trust fbo Ava Louise Harrell dtd 8/12/15; (xxiv) 864 shares beneficially owned by the shareholder’s daughter as trustee of the Irrevocable Inter Vivos Trust fbo David Congdon Nowell dtd 8/12/15; (xxv) 864 shares beneficially owned by the shareholder’s daughter as trustee of the Irrevocable Inter Vivos Trust fbo Matt Hooper Nowell, III dtd 8/12/15; (xxvi) 438 shares beneficially owned by the shareholder’s daughter as trustee of the Irrevocable Inter Vivos Trust fbo Lillian Ramsey Nowell dtd 2/1516; (xxvii) 100,000 shares beneficially owned by the shareholder’s daughter through the Marilyn C. Nowell Grantor Retained Annuity Trust - 2016; and (xxviii) 100,000 shares beneficially owned by the shareholder’s daughter through the Kathryn C. Harrell Grantor Retained Annuity Trust - 2016.

(7)
Information was obtained from a Schedule 13G filed on January 28, 2016 with the SEC by BlackRock, Inc. (“BlackRock”). BlackRock reports sole power to vote, or direct the vote of, 4,391,435 shares, and sole power to dispose of, or direct the disposition of, 4,624,652 shares. All shares are owned by various investment advisory clients of BlackRock, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than BlackRock have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the total outstanding common shares.

(8)
Information was obtained from a Schedule 13G filed on February 11, 2016 with the SEC by The Vanguard Group (“Vanguard”). Vanguard reports: (i) sole power to vote, or direct the vote of, 50,773 shares; (ii) sole power to dispose of, or direct the disposition of, 4,331,477 shares; (iii) shared power to vote, or direct the vote of, 2,900 shares; and (iv) shared power to dispose of, or direct the disposition of, 49,773 shares. All shares are owned by various investment advisory clients of Vanguard, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than Vanguard have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the total outstanding common shares.

(9)
Includes (i) 734,540 shares held as trustee of the Earl E. Congdon Trust - 1990; (ii) 392,330 shares held as trustee of the Earl E. Congdon Grantor Retained Annuity Trust 2014; and (iii) 39,794 shares owned in the named shareholder’s 401(k) retirement plan. Also includes (i) 209,121 shares owned beneficially by Kathryn W. Congdon, Earl E. Congdon’s spouse, as trustee of the Kathryn W. Congdon Trust - 1990; (ii) 235,398 shares owned beneficially by Kathryn W. Congdon as trustee of the Kathryn W. Congdon Grantor Retained Annuity Trust 2014; and (iii) 645,976 shares owned beneficially by the Earl E. Congdon 2003 GRAT Remainder Trust, with respect to all of which Earl E. Congdon disclaims beneficial ownership.

(10)
Includes (i) 914,380 shares held as trustee of the Susan C. Terry Revocable Trust; (ii) 539,209 shares held through shared voting and investment as co-manager of Terry Family Associates, LLC; and (iii) 438,134 shares beneficially owned by Ms. Terry’s daughter as trustee of the Kathryn Lawson Bagwell Special Revocable Trust dated March 6, 2015. This amount does not include shares held by Congdon Family, LLC. The Susan C. Terry Revocable Trust is a member of Congdon Family, LLC. However, Susan C. Terry does not serve as a manager of Congdon Family, LLC and therefore does not have voting or dispositive power over such shares. Susan C. Terry may be deemed a member of a group under Section 13(d) of the Exchange Act.

(11)
Includes (i) 22,259 shares owned of record by Mr. Frye; (ii) 17,750 shares owned in Mr. Frye’s 401(k) retirement plan; and (iii) 2,855 shares owned by Mr. Frye’s spouse. Mr. Frye retired from the positions of

Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary effective December 31, 2015.

(12)	All shares are owned in the named shareholder’s 401(k) retirement plan.

(13)	Includes (i) 430 shares owned of record by Mr. Satterfield and (ii) 6,328 shares owned in Mr. Satterfield’s 401(k) retirement plan.

(14)	Mr. Breitbach is retiring at the end of his current term and is not standing for re-election at the Annual Meeting.

(15)	All shares are owned by Mr. Culp’s spouse.

(16)
The group of all current directors, nominees and executive officers includes 703,668 shares that have shared voting power between individuals within the group. These shares are counted only once in the total for the group.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Bylaws currently provide that the number of directors shall be not less than five nor more than twelve. On December 9, 2015, J. Paul Breitbach notified us of his decision to retire at the end of his current term. Accordingly, Mr. Breitbach is not standing for re-election to the Board at the Annual Meeting. Upon recommendation of its Governance and Nomination Committee, the Board has determined to increase its size from eight directors to nine directors. The Board, upon the recommendation of its Governance and Nomination Committee, has nominated seven current directors and two new nominees - Bradley R. Gabosch and Patrick D. Hanley - for election to the Board at the Annual Meeting. The Governance and Nomination Committee discussed multiple candidates as potential director nominees following an extensive interview and selection process, including due consideration of diversity and other criteria as set forth in our Corporate Governance Guidelines relating to the recommendation of director nominees, and also obtained input from our CEO and other members of management as appropriate. Mr. Gabosch and Mr. Hanley were each identified and recommended to the Board for consideration by one of our independent directors during this process. Following completion of the candidate identification process, Mr. Gabosch and Mr. Hanley were each formally nominated for election to the Board at the Annual Meeting. If elected, the nine nominees identified herein will serve until our 2017 Annual Meeting and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors. Unless authority is withheld, it is intended that proxies received in response to this solicitation will be voted in favor of the nominees.

The age and a brief biographical description of each director nominee, their position with us, certain board memberships, and the nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that the candidate is well-qualified to serve as a member of our Board are set forth below. This information and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees or obtained from filings with the SEC. All of the nominees have consented to serve as directors, if elected.

Earl E. Congdon (85) joined us in 1949 and has served as a director since 1952. Mr. Congdon was our President and Chief Executive Officer from 1962 until 1985 and served as Chairman of our Board of Directors and Chief Executive Officer from 1985 through 2007. In October 2007, the Board of Directors appointed Mr. Congdon to his current position as Executive Chairman of the Board of Directors, effective January 1, 2008. He is the son of E. E. Congdon, one of our founders, the father of David S. Congdon and the uncle of John R. Congdon, Jr. Through his 67 years of experience with us, including 45 years as our Chief Executive Officer, Mr. Congdon helped transform Old Dominion from a small regional company to an international, publicly-traded company through geographic expansion and acquisitions. As a result, he brings to our Board first-hand knowledge of the opportunities and challenges in our less-than-truckload (“LTL”) industry. Mr. Congdon has valuable insight into the execution of our strategic, long-term objectives and is keenly aware of the operating complexities of the transportation industry.
David S. Congdon (59) was appointed Vice Chairman of the Board and Chief Executive Officer on May 21, 2015. Immediately prior to that date, and since January 1, 2008, Mr. Congdon served as our President and Chief Executive Officer. He was our President and Chief Operating Officer from May 1997 to December 2007 and served in various positions in operations, maintenance and engineering between 1978 and 1997. He was first elected a director in 1998 and is the son of Earl E. Congdon. Mr. Congdon, through his 38 years of service to us, including 19 years of service as an executive officer of Old Dominion, has played a critical role in helping us develop our strategic plan and grow our operations through geographic expansion and acquisitions. He has experience leading us through difficult operating conditions and has guided Old Dominion to sustained profitability. The Board benefits from Mr. Congdon’s critical knowledge of the LTL industry, as well as his deep understanding of the operational and regulatory complexities that we must address as a publicly-traded transportation company.
John R. Congdon, Jr. (59) was first elected a director in 1998. He currently serves as the Chairman of the Board of Directors and Chief Executive Officer of Old Dominion Truck Leasing, Inc. ("Leasing"), where he has been employed since May 1979. Mr. Congdon has 37 years of experience in the trucking industry and brings to the Board extensive knowledge of dedicated logistics, fleet management services and the purchase and sale of equipment. As Chairman of the Board of Leasing, Mr. Congdon also brings experience in board management.
Robert G. Culp, III (69) was first elected a director in 2003 and has served as our Lead Independent Director since 2010. Mr. Culp is the Chairman of the Board of Directors of Culp, Inc., a publicly-traded producer of upholstery and mattress fabrics, which he co-founded in 1972. Mr. Culp, who served as the CEO of Culp, Inc. for several decades, has significant knowledge regarding business leadership and the complex financial and regulatory requirements facing public companies. Mr. Culp has also gained experience regarding the challenges and opportunities associated with developing global operations, as Culp, Inc. expanded its operations into Canada and China under his leadership. Mr. Culp serves on the Board of Directors of Leggett & Platt, Incorporated, an S&P 500 diversified, multi-national manufacturer of home, office and automobile products. Mr. Culp also formerly served on the Board of Directors of Stanley Furniture Company, Inc. until he resigned from that position effective in December 2011. His guidance in international business matters relating to our global service offerings is valuable to our Board.
Bradley R. Gabosch (64) was nominated by our Board’s Governance and Nomination Committee as further described under "Proposal 1 - Election of Directors." Mr. Gabosch has served as Managing Director for the public accounting firm Grant Thornton LLP since August 2014. Mr. Gabosch also served as Managing Partner at Grant Thornton LLP from October 2009 until his retirement in July 2013. Mr. Gabosch brings over 42 years of experience in the public accounting profession, of which 29 years were spent as an audit partner. We believe that Mr. Gabosch will bring to the Board extensive knowledge of accounting and management and a strong understanding of financial statement oversight and disclosure matters.
Patrick D. Hanley (71) was nominated by our Board’s Governance and Nomination Committee as further described under "Proposal 1 - Election of Directors."  Mr. Hanley was Chairman of the Board of Directors of Gallium Technologies, LLC, a technology company specializing in accounts receivable software, from January 2011 to January 2016, having previously served as its President and Chief Executive Officer from July 2009 to January 2011.  Mr. Hanley has an extensive history in the trucking industry where he previously served as Senior Vice President - Finance and Accounting of UPS Ground Freight, Inc. (formerly Overnite Corporation) from August 2005 to October 2007 and Director, Senior Vice President and Chief Financial Officer of Overnite Corporation from June 1996 to August 2005. Prior to UPS Ground Freight, Inc. and Overnite Corporation, Mr. Hanley served in various senior financial positions at Union Pacific Resources Group and Union Pacific Corporation.  Mr. Hanley has served on the Board of Directors of NewMarket Corporation since 2004, and Xenith Bankshares, Inc. since 2010. We believe that Mr. Hanley will bring to our Board significant knowledge in the management of public companies and significant leadership experience in accounting and finance within the trucking industry.
John D. Kasarda, Ph.D. (70) has served as a director since January 2008.  Dr. Kasarda is Professor Emeritus and Director of the Center for Air Commerce at the University of North Carolina at Chapel Hill's Kenan-Flagler Business School. He has been employed by this university since 1977.  Dr. Kasarda also serves as the President and Chief Executive Officer of Aerotropolis Business Concepts LLC.  He is considered the leading developer of the aerotropolis concept which brings together air logistics and surface transportation to foster airport-linked business development.  Dr. Kasarda previously served on the Board of Directors of Prologis Institutional Alliance REIT II from 2004 to 2014. He brings a unique perspective and creative insights to our Board from his breadth of knowledge in business strategy, transportation, logistics and global supply chain management, combined with his thought-leadership and worldwide experiences in the transportation industry.
Leo H. Suggs (76) was first elected as a director in 2009. Mr. Suggs has a long and distinguished career in the trucking industry that began in 1958, holding a wide range of positions that included Chairman, President and

Chief Executive Officer of Overnite Transportation Company from 1996 to 2005 and President and Chief Executive Officer of UPS Freight from 2005 to 2006. As President and Chief Executive Officer of Overnite Transportation, and as a member of its Board of Directors from November 2003 to May 2005, Mr. Suggs gained extensive knowledge about managing a union-free motor carrier in the LTL industry. He understands the opportunities and challenges associated with the LTL industry, and has first-hand knowledge of merger and acquisition considerations and strategies. Mr. Suggs previously served on the Board of Directors of privately-held Greatwide Logistics Services, a provider of transportation and logistics management services, from July 2011 to December 2014, and The Kenan Advantage Group, Inc., a privately-held tank truck hauler and logistics provider, from July 2010 to July 2015. We believe that Mr. Suggs is invaluable to our Board as an advisor on logistics services and LTL operations.
D. Michael Wray (55) was first elected as a director in 2008 and is the President of Riverside Brick & Supply Company, Inc., a distributor of masonry materials in central Virginia. Mr. Wray has served in that position since 1998 and was formerly its Vice President and General Manager from 1996 to 1998. From 1992 to 1995, Mr. Wray was employed by Ruff Hewn, Inc., an apparel designer and manufacturer, where he held positions including Chief Financial Officer and Treasurer. Mr. Wray also served in various audit and management positions with Price Waterhouse from 1982 to 1992. The Board benefits from his experience in public accounting, which includes experience with the transportation industry. In addition, he has extensive knowledge of accounting and a valuable understanding of financial statement oversight and disclosure considerations gained from his experience as a chief financial officer. Mr. Wray also brings company leadership and business management expertise to his service on our Board as a result of his ongoing responsibilities as President of Riverside Brick & Supply Company, Inc.
Assuming the existence of a quorum, the nominees receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

EXECUTIVE OFFICERS

The following provides certain information about our executive officers who are not directors:

Greg C. Gantt (60) was appointed President and Chief Operating Officer in May 2015 after serving as our Executive Vice President and Chief Operating Officer since June 2011. He also served as our Senior Vice President - Operations from January 2002 until June 2011. Mr. Gantt joined us in November 1994 and served as one of our regional Vice Presidents from November 1994 to January 2002. Prior to his employment with us, Mr. Gantt served in many operational capacities with Carolina Freight Carriers Corporation, including Vice President of its Southern Region.

David J. Bates (51) was appointed Senior Vice President - Operations in October 2011 after serving as our Vice President - Central States Region since July 2007. From March 2002 to July 2007, Mr. Bates served as our service center manager in Harrisburg, Pennsylvania. Mr. Bates has also served in various other positions in operations since joining us in December 1995.

Kevin M. Freeman (57) was appointed Senior Vice President - Sales in January 2011 after serving as our Vice President of Field Sales since May 1997. Mr. Freeman has 37 years of experience in the transportation industry, and has held various positions in sales with Old Dominion since joining us in February 1992.

Cecil E. Overbey, Jr. (54) was appointed Senior Vice President - Strategic Development in January 2011 after serving as our Vice President of National Accounts and Marketing since July 2000. Mr. Overbey has 32 years of experience in the transportation and distribution industries, and since joining us in June 1995 as a National Account Executive, has held various other management positions in sales and marketing.

Ross H. Parr (44) was appointed Senior Vice President - Legal Affairs, General Counsel and Secretary, effective January 1, 2016, after serving as our Vice President - Legal Affairs, General Counsel and Secretary since May 2012. Mr. Parr joined us in August 2011 and served as our Vice President, Deputy General Counsel and Assistant Secretary until May 2012. From August 2003 to December 2007 Mr. Parr was an associate, and from January 2008 to August 2011 he was a member, at the law firm Womble Carlyle Sandridge & Rice.

Adam N. Satterfield (41) was appointed Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary effective January 1, 2016 after serving as our Vice President - Treasurer since June 2011. Mr. Satterfield served as our Director - Finance and Accounting from August 2007 to June 2011 and as our Manager - SEC Reporting from October 2004 to August 2007. Prior to joining us in October 2004, he was an Audit Manager with KPMG LLP, a global accounting firm. Mr. Satterfield is a Certified Public Accountant.

CORPORATE GOVERNANCE

Board Leadership Structure

Historically, our Chairman of the Board has also served as our Chief Executive Officer, and these dual roles were held for many years by our current Executive Chairman of the Board, Earl E. Congdon. In 2007, however, following Earl E. Congdon's decision to resign from the Chief Executive Officer position effective on January 1, 2008, the Board determined that it was in the best interests of our shareholders to appoint David S. Congdon, who had been serving as our President and Chief Operating Officer, as our Chief Executive Officer and to redesignate Earl E. Congdon as Executive Chairman of the Board. The Board took these actions because it wanted to preserve the ability of Earl E. Congdon to continue to have a significant executive role on our management team. The Board also believes that strong, independent Board leadership is an important aspect of effective corporate governance and, as a result, appointed Robert G. Culp, III in January 2010 to serve as our Lead Independent Director. Our Lead Independent Director's responsibilities and authority include presiding at meetings of our independent directors, coordinating with our Executive Chairman and Chief Executive Officer on Board meeting agendas, schedules and materials and otherwise acting as a liaison between the independent directors, our Executive Chairman and our Chief Executive Officer. For these reasons, the Board believes that our current leadership structure is appropriate for us at this time. The Board believes that there is no specific generally accepted leadership structure that applies to all companies, nor is there one specific leadership structure that permanently suits us. As a result, our decision as to whether to combine or separate the positions of Chairman and Chief Executive Officer and whether to have a Lead Independent Director may vary from time to time, as industry or our own conditions and circumstances warrant. The independent directors of the Board consider the Board's leadership structure on an annual basis to determine the structure that is most appropriate for the governance of Old Dominion.

Independent Directors

In accordance with the listing standards of The NASDAQ Stock Market, LLC (“NASDAQ”), our Board of Directors must consist of a majority of independent directors. The Board has determined that current directors Messrs. Breitbach, Culp, Kasarda, Suggs and Wray and director nominees Messrs. Gabosch and Hanley are each independent in accordance with NASDAQ listing standards. The Board performed a review to determine the independence of its members and director nominees and made a subjective determination as to each that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Old Dominion. In making these determinations, the Board considered information provided by the directors and director nominees, as well as information obtained by us, with regard to each individual's business and personal activities as they may relate to us and our management. Our Corporate Governance Guidelines direct the independent directors of the Board to meet in executive session at least twice each year, and they met four times in 2015. Shareholders may communicate with the independent directors by following the procedures set forth in “Shareholder Communications with the Board” in this proxy statement.

Attendance and Committees of the Board

Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting and all meetings of the Board, including all meetings of Board committees of which they are members. All directors then in office were present at the 2015 Annual Meeting that was held on May 21, 2015. Our Board of Directors held four meetings during 2015. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nomination Committee. Each member of the Audit Committee, the Compensation Committee and the Governance and Nomination Committee is an “independent director” as such term is defined under applicable SEC rules and regulations and NASDAQ listing standards. All incumbent directors attended at least 75% of the aggregate meetings held by the Board and their assigned committees in 2015.

Audit Committee

The Audit Committee, which is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, currently consists of D. Michael Wray (Chairman), J. Paul Breitbach and Robert G. Culp, III, each of whom the Board of Directors has determined is independent pursuant to applicable SEC rules and regulations and NASDAQ listing standards. The Board of Directors has determined that all Audit Committee members are financially literate and that Mr. Breitbach and Mr. Wray each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Board has also determined that new director nominees Mr. Gabosch and Mr. Hanley each qualify as an audit committee financial expert. Please refer to the experience described for each of these members under “Proposal 1 - Election of Directors” in this proxy statement.

The Audit Committee is governed by a written charter approved by the Board of Directors, which is available on our website at http://www.odfl.com/Content/corpGovernance.faces. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. Committee members are nominated annually by the Governance and Nomination Committee and approved by our Board of Directors to serve for one-year terms. Information regarding the functions performed by this committee is set forth in the “Report of Audit Committee,” which is included in this proxy statement. The Audit Committee met four times and held eight telephonic meetings in 2015. The Audit Committee holds telephonic meetings after each quarterly period to discuss with both management and our independent registered public accounting firm, Ernst & Young LLP (“EY”), the financial results to be included in our periodic filings with the SEC prior to their release.

Compensation Committee

Our Compensation Committee currently consists of Robert G. Culp, III (Chairman), Leo H. Suggs and D. Michael Wray, each of whom the Board of Directors has determined to be independent pursuant to applicable SEC rules and regulations and NASDAQ listing standards. Committee members are nominated annually by the Governance and Nomination Committee and approved by our Board of Directors to serve for one-year terms.

The Compensation Committee is responsible for reviewing the components of our compensation plans for our officers, including an evaluation of the components of compensation, the standards of performance measurements and the relationship between performance and compensation. The Compensation Committee is also responsible for reviewing the results of our most recent “say-on-pay” vote and considering whether any adjustments to our compensation policies and practices are necessary or appropriate in light of such “say-on-pay” vote. Please refer to our compensation philosophy described in the “Compensation Discussion and Analysis” section of this proxy statement for further discussion, including the role of executive officers in determining or recommending the amount or form of executive and director compensation. The Compensation Committee also reviews and evaluates the fees paid to members of our Board of Directors, and recommends changes in our fees paid to our Board of Directors as deemed necessary to maintain alignment with our compensation philosophy.

The Compensation Committee is governed by a written charter approved by the Board of Directors, which is available on our website at http://www.odfl.com/Content/corpGovernance.faces. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. The Committee meets periodically and is authorized to obtain opinions or reports from external or internal sources as it may deem appropriate or necessary to assist and advise it in connection with its responsibilities. The Compensation Committee met four times in 2015. In accordance with its charter, the Committee may delegate authority to one or more members of the Committee as deemed necessary to fulfill its responsibilities. No such authority was delegated in 2015.

To assist the Compensation Committee with its review and analysis of executive, non-employee director and employee compensation matters, the Compensation Committee has engaged the services of an independent compensation consulting firm, Pearl Meyer, periodically since 2013. In December 2014, Pearl Meyer was instructed to review the competitiveness of and provide recommendations for our executive compensation program, analyze our business performance and executive compensation relative to our peer group, and provide input on our short- and long-term incentive programs. In July 2015, Pearl Meyer was again instructed to conduct a review and analysis of our executive compensation program as well as our non-employee director compensation program. For a more detailed discussion of the nature and scope of the role of Pearl Meyer with respect to our compensation programs, please see “Compensation Discussion and Analysis - Role of the Compensation Consultant” and “Director Compensation - Components of Compensation” below.

Governance and Nomination Committee

The Governance and Nomination Committee currently consists of John D. Kasarda (Chairman), J. Paul Breitbach and Leo H. Suggs, each of whom the Board of Directors has determined is independent pursuant to applicable NASDAQ listing standards. This Committee makes recommendations concerning the size and composition of the Board of Directors, evaluates and recommends candidates for election as directors (including nominees recommended by shareholders), coordinates the orientation (in conjunction with our Chief Executive Officer) and educational requirements of new and existing directors, develops and implements our corporate governance policies and assesses the effectiveness of the Board of Directors and its committees. We also maintain a corporate membership in the National Association of Corporate Directors (“NACD”), which provides our Board members with opportunities and resources to continue to enhance their knowledge of current governance best practices and emerging issues faced by public company directors.

The Governance and Nomination Committee is governed by a written charter approved by the Board of Directors, which is available on our website at http://www.odfl.com/Content/corpGovernance.faces. The Committee annually reviews this charter to reassess its adequacy and recommends any proposed changes to the Board of Directors for approval. Committee members are appointed annually by a majority of the Board of Directors to serve for one-year terms. The Governance and Nomination Committee met four times in 2015.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines, which provide the framework for fulfillment of the Board's duties and responsibilities in light of various best practices in corporate governance and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, our withhold vote policy, meeting requirements and responsibilities of the Board and its committees. The Corporate Governance Guidelines are available on our website at http://www.odfl.com/Content/corpGovernance.faces.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any person performing similar functions) and employees. Our Code of Business Conduct is available on our website at http://www.odfl.com/Content/corpGovernance.faces. To the extent permissible under applicable law, the rules of the SEC and NASDAQ listing standards, we intend to disclose on our website any amendment to our Code of Business Conduct, or any grant of a waiver from a provision of our Code of Business Conduct, that requires disclosure under applicable law, the rules of the SEC or NASDAQ listing standards.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Any communication so received will be processed by our Corporate Secretary and be promptly delivered to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication.

Director Nominations

The Governance and Nomination Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with our bylaws and policies regarding director nominations. Shareholders may submit in writing the names and qualifications of potential director nominees to our Corporate Secretary (500 Old Dominion Way, Thomasville, North Carolina 27360) for delivery to the Chairman of the Governance and Nomination Committee for consideration. When submitting a nomination to the Governance and Nomination Committee for consideration, a shareholder must provide the following minimum information for each director nominee: (i) full name, age, business address and, if known, residence address; (ii)

principal occupation or employment; (iii) number of our shares of common stock beneficially owned; (iv) all information relating to such person that would be required to be disclosed in a proxy statement for the election of directors (including such person's written consent to being named in the proxy statement as a nominee and serving as a director if elected); and (v) a description of all direct and indirect compensation or other material monetary agreements during the past three years, and any other material relationships between or among the nominating shareholder (and his respective affiliates and associates) and the director nominee (and his respective affiliates and associates). The shareholder's nomination must also include, among other things, information regarding that shareholder's economic, voting and other interests that may be material to our and our shareholders' evaluation of the director nominee.

Shareholder nominations for director must also be made in a timely manner and otherwise in accordance with our bylaws, as described in more detail in Article 3, Section 6 of our bylaws. If the Governance and Nomination Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) have beneficially owned greater than 5% of our outstanding stock for at least one year prior to the date of nomination, we, to the extent required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in our proxy statement whether the Governance and Nomination Committee chose to nominate the candidate, as well as certain other information required by SEC rules and regulations.

In addition to any director nominees submitted by shareholders, the Governance and Nomination Committee considers candidates submitted by directors, as well as self-nominations by directors, and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Governance and Nomination Committee investigates potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, are similarly evaluated by the Governance and Nomination Committee.

In evaluating prospective nominees, the Governance and Nomination Committee considers the criteria outlined in our Corporate Governance Guidelines, which include personal and professional ethics, integrity and values; director independence; relevant educational and business experience; willingness to devote the time required to fulfill the duties of a director and to develop additional insight into our operations; and a willingness to represent the best interests of us and our shareholders and be objective in evaluating management's effectiveness.

In seeking and evaluating prospective director nominees, diversity in gender, race, ethnicity, culture, tenure of Board service, viewpoint, geography, and other qualities and attributes are important factors to consider in connection with the criteria outlined above and equal opportunity principles. Although we do not have a formal policy for the consideration of diversity in identifying director nominees, we and the Governance and Nomination Committee are committed to the consideration of diversity in connection with the criteria outlined above and as set forth in our Corporate Governance Guidelines when recommending director nominees so that the Board, as a whole, will possess the appropriate background, skills, experience and expertise to oversee our business. Although we and the Governance and Nomination Committee believe that the current composition of the Board of Directors and our slate of director nominees reflects a highly talented group of individuals best suited to perform oversight responsibilities for us and our shareholders at this time, we will continue to consider diversity factors as we evaluate the current and future composition of our Board. The Governance and Nomination Committee regularly monitors the effectiveness of its prospective director evaluation process, including its consideration of diversity, through our internal self-evaluation process in which directors discuss and evaluate the composition and functioning of the Board and its committees.

After the prospective director evaluation process is concluded, the Governance and Nomination Committee selects and submits nominees to the Board for further consideration and approval.

Effect of Withheld Votes on an Uncontested Election

In an uncontested election of directors, any director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall immediately offer his or her resignation for consideration by the Governance and Nomination Committee. This resignation is conditioned upon the Board's acceptance and thus shall not be effective unless and until the Board of Directors, after considering the recommendation of the Governance and Nomination Committee, accepts the director nominee's offer to resign.

Nevertheless, if the director nominee does not wish to remain a director, he or she shall so state and shall tender a non-conditional resignation, which shall be effective as of the date thereof.

The Governance and Nomination Committee will promptly consider the director nominee's offer to resign and will recommend to the Board of Directors whether to accept or reject it. In making this recommendation, the Governance and Nomination Committee will consider all factors deemed relevant by its members, including, without limitation, the stated reasons, if any, why shareholders "withheld" votes for election from such director nominee, the length of service and qualifications of the director nominee, the director nominee's contributions to us, our Corporate Governance Guidelines, whether accepting the offered resignation would cause us to fail to meet any applicable SEC or NASDAQ requirements and whether the director's resignation from the Board of Directors would be in the best interests of us and our shareholders.

The Board of Directors will act on the Governance and Nomination Committee's recommendation no later than 90 days following the date of the shareholders' meeting at which the election occurred. In considering the Governance and Nomination Committee's recommendation, the Board of Directors will consider the information and factors considered by the Governance and Nomination Committee and such additional information and factors as the Board of Directors deems relevant.

Any director nominee who offers his or her resignation for consideration pursuant to our Corporate Governance Guidelines will not participate in the Governance and Nomination Committee or Board of Directors deliberations regarding whether to accept the director nominee's offer to resign.

Risk Management

The Board of Directors is responsible for the oversight of our policies, procedures and systems in place to manage our risk exposure. Our Chief Executive Officer and Chief Financial Officer are responsible for the assessment and management of our risks and regularly report their findings to our Board directly or through their communications with our Audit Committee. Our Corporate Risk Manager is responsible for identifying, assessing and monitoring risks inherent to our business and providing guidance to senior management and the Audit Committee regarding our enterprise risk management, insurance portfolio, business continuity program, crisis management, claims management and governance, record retention, risk and compliance initiatives. Our Director of Internal Audit also reports risks that are identified during the internal audit process separately to our Chief Executive Officer, Chief Financial Officer, Corporate Risk Manager and our Audit Committee. After gathering and assessing risk information from each of these sources, our Audit Committee reports the results of its review to the Board on a regular basis.

Other committees of the Board have risk oversight responsibility as well. The Governance and Nomination Committee is responsible for the oversight of risks associated with succession planning and corporate governance matters, and the Compensation Committee is primarily responsible for the oversight of risks associated with employment agreements, compensation arrangements and the attraction and retention of qualified employees. The Chairmen of both the Governance and Nomination Committee and the Compensation Committee report the results of their meetings and reviews to the Board on a regular basis.

Our Lead Independent Director promotes effective communication and consideration of matters presenting significant risks to the Company through his role in coordinating with our Executive Chairman and Chief Executive Officer on meeting agendas, advising committee chairmen, chairing meetings of the independent directors and communicating between the independent directors, our Executive Chairman and our Chief Executive Officer.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a written policy that requires advance approval of all audit services, audit-related services, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permissible non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve permitted services under $20,000 provided that the Chairman reports any decisions to all members of the Audit Committee at the earliest convenience. In the event the Chairman is unavailable, the remaining members must unanimously approve any request for permitted services, not to exceed $20,000, and notify the Chairman at the earliest convenience.

Policy for Accounting Complaints

The Audit Committee has established procedures for (i) the receipt, retention and processing of complaints related to accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, in compliance with Section 301 of the Sarbanes-Oxley Act of 2002 and related SEC rules and regulations. The Audit Committee has contracted with a third party to provide a toll-free telephone number and internet service that is staffed 24 hours a day, seven days a week. This service documents the complaint, assigns a reference number to the complaint for tracking purposes and forwards that information, through email, to the Audit Committee Chairman and the Director of Internal Audit. In the event the complaint concerns an internal audit matter, only the Audit Committee Chairman is notified. Either the Audit Committee Chairman or Director of Internal Audit, using whatever resources are required, investigates the complaint. Corrective action, if deemed necessary, is decided upon by the Audit Committee Chairman and then implemented as needed. The identity of the individual submitting the complaint and the details of the complaint remain anonymous throughout this process. We periodically test this process to ensure that complaints are handled in accordance with these procedures.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Culp (Chairman), Suggs and Wray. None of the current members of the Compensation Committee has ever served as an officer or employee of our Company or had any relationship during the year ended December 31, 2015 that would be required to be disclosed pursuant to the SEC's Item 404 of Regulation S-K. No interlocking relationships exist between our current Board of Directors, executive officers or Compensation Committee and the board of directors or compensation committee of any other company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain of our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of the reports filed with the SEC since January 1, 2015 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed on a timely basis.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees our financial reporting, internal controls and audit functions on behalf of the Board of Directors and operates under a written charter, which is reviewed on an annual basis and was most recently revised on May 31, 2013. The Audit Committee is comprised solely of independent directors as defined by SEC rules and regulations and NASDAQ listing standards. Two of the three members of the Audit Committee, including the Chairman, have been designated as “audit committee financial experts” as that term is defined by SEC rules and regulations. The Chairman reports the Audit Committee's actions and deliberations to the Board at quarterly scheduled Board meetings.

During the fiscal year ended December 31, 2015, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. Among its actions, the Audit Committee:

•
reviewed and discussed our quarterly earnings releases and the quarterly financial statements filed on Forms 10-Q with the SEC, with management and our independent registered public accounting firm, EY;

•	reviewed with management, the internal auditor and EY the audit scope and plan for the audit of the fiscal year ended December 31, 2015; and

•
met with the internal auditor and EY individually, outside the presence of management, to discuss, among other things, our financial disclosures, accounting policies and principles and internal controls.

In fulfilling its oversight responsibilities, the Audit Committee also reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management. The Audit Committee also has reviewed and discussed with management and EY management’s assessment of the effectiveness of our internal control over financial reporting and EY’s evaluation of our internal control over financial reporting.

The Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY that firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee,
D. Michael Wray, Chairman
J. Paul Breitbach
Robert G. Culp, III

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our guiding principles in the development of our executive compensation philosophy have been to align executive compensation with both our business objectives and the interests of our shareholders. We have attempted to balance the principal elements of our compensation program (base salary, short-term performance-based pay and longer-term incentives) to motivate our executives to achieve our short-term financial objectives as well as our long-term goal of increasing shareholder value, which is substantially dependent on our achievement of our short-term objectives. We believe a significant portion of executive compensation should be based upon performance and we have designed our elements of compensation accordingly. We do not believe the elements of our executive compensation program encourage excessive risk-taking, and we and our Board review our program periodically to ensure it is operating in accordance with our objectives.

Our executive compensation program ties a significant portion of current cash compensation directly to corporate performance primarily through the Performance Incentive Plan (the “PIP”). As described below, the PIP provides for monthly payouts of a specified percentage of our monthly pre-tax income to the plan participants, subject to a minimum level of profitability. We believe this plan has been instrumental in motivating our named executive officers and other participating officers to achieve and sustain superior profitability in our industry.

We believe long-term incentives are also necessary to reward loyalty, enhance retention and create shareholder value. Accordingly, our compensation program provides for phantom stock awards linked to the value of our common stock. Awards of phantom stock were granted under the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “2005 Phantom Stock Plan”) prior to 2013 and are currently granted under its successor plan, the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the “2012 Phantom Stock Plan”), described below, which have vesting and continued service requirements and are linked to the value of our common stock. Other elements of our executive compensation program include employee deferrals of short-term cash compensation into our Nonqualified Deferred Compensation Plan and contributions to our 401(k) retirement plan, which are also described in more detail below.

The principal factors in the Compensation Committee's executive compensation decisions for 2015 were our financial performance, organizational and leadership changes, the relationship of executive compensation to the Company's income before taxes, the amount of compensation that is performance-based, and the review and analysis conducted by its independent compensation consultant during fiscal 2015. For 2015, our year-over-year revenue increased 6.6% to $3.0 billion, our net income increased 13.9% to $304.7 million and our earnings per diluted share grew 15.2% to $3.57. We also produced the best annual operating ratio (83.2%) in our history, and our financial position at the end of 2015 was stronger than at any time in our history as a public company.

With the improvement in our financial results during 2015 and the outlook for 2016, the Compensation Committee approved an increase of 3.3% in the base salaries for Earl E. Congdon, our Executive Chairman of the Board, and David S. Congdon, our Vice Chairman of the Board and Chief Executive Officer, effective in January 2016. Also effective on that same date, the Compensation Committee approved increases in base salaries ranging from 3.3% to 7.2% for our other named executive officers. These increases followed an earlier increase of approximately 3.3% provided to non-officer employees effective in September 2015. In keeping with our philosophy of pay-for-performance, the improvement in our financial performance during 2015 also resulted in increases in PIP payouts to our officers, including our named executive officers, as compared to 2014, and these PIP payouts were directly aligned with our performance. As a result, total cash compensation as a group for our named executive officers increased 14.7% in 2015 from 2014, which was less than the 15.2% increase in the Company's basic and diluted earnings per share for the same period.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives, consistent with the principles and philosophy outlined above:

•	motivate and reward our executives to increase Company earnings;

•	provide the opportunity for a high level of compensation for superior corporate performance as a means to increase long-term shareholder value; and

•	promote and foster an environment of cooperation and “team spirit.”

We also believe it is critical that our executive compensation program is structured to:

•	attract talented, knowledgeable and experienced executives, who are critical to our success in the highly competitive transportation industry;

•	retain our executives so they can add further value in current and future roles by providing long-term incentives that reward loyalty and retention; and

•	provide a reasonable level of compensation protection to our executive officers to offset some of the risks of a change in ownership.

We believe our record-setting performance in 2015 was attributable to the execution of our strategic plan, which included key decisions made by our named executive officers. Our strong, industry-leading financial performance in 2015, coupled with the results of our most recent advisory vote to approve the compensation of our named executive officers at our 2015 Annual Meeting, reinforce the views of our Compensation Committee and Board of Directors that our executive compensation program is achieving its objectives.

Role of Compensation Committee and Independent Directors

The Compensation Committee is comprised entirely of independent directors, and this committee is charged with recommending to our Board the compensation of our Chief Executive Officer and determining the compensation paid to our other named executive officers. Additionally, the Compensation Committee makes recommendations to the Board regarding the adoption of, and changes to, our executive compensation plans.

David S. Congdon, our Vice Chairman of the Board and Chief Executive Officer, has a significant role in the compensation-setting process, including:

•	providing recommendations to the Compensation Committee on business performance targets and objectives;

•	evaluating individual performance; and

•	providing recommendations to the Compensation Committee for salary and equity or non-equity based awards.

Neither Earl E. Congdon, our Executive Chairman, nor David S. Congdon participates in the Compensation Committee's deliberations regarding his individual performance, salary level, non-equity incentive plan compensation or other compensation that may be granted to him.

The Compensation Committee has the authority to hire outside advisers, such as compensation consultants, to render guidance and assistance when the Committee deems it appropriate and advisable. The Compensation Committee, at its discretion, determines both the frequency that outside consultants are engaged and the scope of work these consultants perform. Prior to selecting or receiving advice from a compensation consultant or other adviser, the Compensation Committee assesses the independence of such adviser and thereafter conducts an annual assessment of any potential conflicts of interest raised by the work of such adviser.

Role of the Compensation Consultant

Since 2013, the Compensation Committee has periodically engaged Pearl Meyer, an independent compensation consulting firm, to assist it with its review and analysis of executive and non-employee director compensation matters. The Compensation Committee initially selected and continues to engage Pearl Meyer based primarily on its skill sets, strengths, professionals, industry knowledge and resources.

In December 2014, the Compensation Committee engaged Pearl Meyer to review the competitiveness of and provide recommendations for our executive compensation program, to analyze our business performance and executive compensation relative to our peer group, and to provide input on our short- and long-term incentive programs. Pearl Meyer conducted a competitive market review, business performance analysis and incentive plan review. In conducting its analysis, Pearl Meyer determined that the same nine publicly-traded transportation companies included in Pearl Meyer’s analysis conducted during 2013 continued to be appropriate:

Con-way Inc.	Swift Transportation Company	Werner Enterprises, Inc.
J.B. Hunt Transport Services, Inc.	Landstar System, Inc.	Saia, Inc.
YRC Worldwide Inc.	ArcBest Corporation	Roadrunner Transportation Systems, Inc.

In January 2015, Pearl Meyer determined, among other things, that: (i) our executive compensation and business performance were directionally aligned relative to peer companies, and (ii) based on then-anticipated financial results, our pay program was aligned with our pay philosophy and continued to reward executives for superior performance. Based on these and other findings, Pearl Meyer did not recommend any changes to our executive compensation program at such time.

In July 2015, Pearl Meyer was engaged to conduct a review and analysis of both our executive and non-employee director compensation programs, which would be considered by the Compensation Committee and the Board when making 2016 compensation decisions. With respect to our executive compensation program, Pearl Meyer was requested to review the competitiveness of the program and analyze recent business results in order to evaluate the strength of the relationship between pay for performance for the Company relative to its peers. Pearl Meyer’s analysis of our executive compensation program: (i) included each of our eight executive officer positions; (ii) focused on position level pay data (with respect to base salary, short-term incentives, total cash compensation, long-term incentives and total direct compensation) and comparisons to market (based on proxy statement and survey data); (iii) included a review of the group of nine publicly-traded transportation companies included in Pearl Meyer’s prior analyses to assess whether any changes were appropriate; and (iv) included a review of our proxy statement disclosures.

Based on its review and analysis, Pearl Meyer determined, among other things, that: (i) our total direct compensation (sum of base salary, short-term incentives and long-term incentives) levels were above the 75th percentile of the market, (ii) our performance exceeded the results of the same nine publicly-traded transportation companies identified above for a variety of financial and stockholder metrics over multiple time periods; (iii) our executive compensation was well-aligned with our performance relative to our peers; and (iv) our pay structure yields a much higher variable compensation mix as compared to the market, with more emphasis on short-term performance and cash bonuses. Based on these and other findings, Pearl Meyer concluded that our program continued to align pay and performance, and therefore did not recommend any changes to our executive compensation program at such time.

In 2015, Pearl Meyer was also engaged to advise on the change in our equity compensation policy to allow for stock-settled awards and implementation of the 2016 Plan. See “Proposal 3 - Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.”

The Compensation Committee has reviewed and considered the results of Pearl Meyer’s analysis and will continue to consider these results in making future compensation decisions. Although peer data is utilized in Pearl Meyer’s analysis, and the Compensation Committee reviews and considers such analysis in making compensation decisions, we do not benchmark compensation to any particular peer group percentile for any of our named executive officers.

In connection with its engagement of Pearl Meyer, the Compensation Committee conducted a conflict of interest assessment and determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest. During fiscal 2015, Pearl Meyer only worked for the Compensation Committee and performed no additional services for the Company or any of the named executive officers. The Compensation Committee pre-approved all work performed by Pearl Meyer.

During fiscal 2015, neither the Compensation Committee nor our management used the services of any other compensation consultant other than Pearl Meyer.

Elements of Compensation

The following discusses each of the components of our executive compensation program and the decisions the Compensation Committee made in connection with 2015, and where appropriate, 2016 compensation.

Annual Base Salary

Base salaries for our executives are designed to reflect job responsibilities and to provide competitive, fixed pay to balance performance-based risks. We have historically increased the base salaries of our named executive officers annually for an inflationary factor and, in some instances, an incremental adjustment attributable to our overall growth and financial performance. The Compensation Committee also has approved additional salary increases for certain officers, including certain named executive officers, when job performance, increased job responsibilities and/or other factors warrant.

The Compensation Committee determined that our named executive officers, should receive an increase in base salary ranging from 3.3% to 7.2%, to be effective in January 2016. This followed an increase of approximately 3.3% for our non-officer employees that was effective in September 2015. The table below reflects the annual base salaries for our named executive officers that have been approved by the Compensation Committee for 2016, and the actual base salaries that were approved and paid in 2015 and 2014:

Named Executive Officer	2016 Base Salary ($)	2015 Base Salary (1) ($)	2014 Base Salary (1) ($)
Earl E. Congdon	594,679	575,682	557,291
David S. Congdon	594,679	575,682	557,291
Greg C. Gantt	542,325	525,000 (2)	409,772
J. Wes Frye (3)	—	330,012	332,730(4)
Cecil E. Overbey, Jr.	272,358	253,977	245,864

(1)	The base salaries reported in this table and corresponding amounts reflected in the Summary Compensation Table may differ due to the timing of effective dates for base salary changes.

(2)
In connection with Mr. Gantt’s promotion to President and Chief Operating Officer on May 21, 2015, his base salary was increased to $525,000 effective immediately. Prior his promotion, his 2015 base salary was $423,295.

(3)	Mr. Frye retired as our Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary effective December 31, 2015.

(4)	Reflects Mr. Frye's base salary on January 3, 2014; however, Mr. Frye's annual base salary was reduced to $319,470 on July 18, 2014 upon his election to utilize a Company-provided automobile.

In approving the increases in base salary for our named executive officers that became effective in January 2016, the Compensation Committee considered the salaries of executive officers at peer companies, the 3.3% increase provided to non-officer employees in September 2015, the continued improvement in the Company's financial results and the Company's superior performance as compared to the overall LTL industry. Based on the data and analysis provided by Pearl Meyer, we believe that the base salary for each of our named executive officers is at or below the market median. The Committee also considered, however, that our named executive officers would likely experience increases in their total cash compensation due to anticipated increases in payouts under the PIP, which historically have been a significant component of the short-term cash compensation paid to our named executive officers. The increases in base salaries were designed to maintain the current balance of base salary and performance-based and at-risk compensation for our executive officers while also maintaining the desired level of competitiveness in compensation. As a result, the Committee determined that the base salary adjustments for 2016 were appropriate for our named executive officers.

Non-equity Incentive Plan

The Compensation Committee has determined that the majority of compensation provided to our named executive officers should be performance-based. Accordingly, during 2015, our named executive officers participated with certain other employees in our PIP, which is an incentive cash bonus plan designed to incentivize participants to achieve the Company’s strategic and financial goals for the fiscal year, using a formulaic calculation. The PIP is administered by the Compensation Committee. Participants were selected by the Compensation Committee, with input by senior management, to receive a monthly cash incentive payment based upon a fixed percentage, or participation factor, of our pre-tax income if our pre-tax income exceeds 2% of revenue for that month. The Compensation Committee approved the participation factors for our named executive officers and other key participants and monitored the compensation derived from the PIP.

The material terms of the PIP were reapproved by our shareholders at our 2013 Annual Meeting. Shareholder approval enabled us to maximize our income tax deductions for compensation paid to certain employees under our cash incentive program pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The formula applied for each participant in the PIP is shown below:

Monthly Income Before Income Taxes x Participation Factor = Monthly Payout

As a guideline for managing executive compensation, the Committee has determined that the majority of each named executive officer's cash compensation should be performance-based, with base salary comprising the remaining portion of cash compensation. The Committee understands that because compensation earned under the PIP is "at risk" and performance-based, there will be periods where the compensation could be lower or higher than this average. As our profitability improved to record levels in 2015, the “at risk” cash compensation paid to the named executive officers ranged between 69.9% and 89.9% of total cash compensation.

The Compensation Committee initially established the 2015 participation factor for each of our named executive officers at the same level as it was at year-end 2014. The following table shows the 2015 participation factor and the payout (the percentage of our income before income taxes) received by each of our named executive officers for each of 2015 and 2014:

Named Executive Officer	2015 PIP Participation Factor (%)	2015 PIP Payout ($)	2014 PIP Payout ($)
Earl E. Congdon	1.04	5,096,179	4,498,150
David S. Congdon	1.04	5,096,179	4,498,150
Greg C. Gantt	0.40 (1)	1,869,115	1,513,800
J. Wes Frye	0.28	1,372,048	1,211,040
Cecil E. Overbey, Jr.	0.20	980,034	865,029

(1)
In connection with Mr. Gantt’s promotion to President and Chief Operating Officer on May 21, 2015, his PIP participation factor was increased to 0.40 effective immediately. Prior his promotion, his PIP participation factor was 0.35.

The cash incentive provided by the PIP is determined on a monthly basis and paid to participants only if our pre-tax income exceeds 2% of revenue for that month. We met this minimum threshold of profitability for each month in 2015 and, as a result, our named executive officers received cash compensation from the PIP each month based upon their respective participation factor and our pre-tax income. Reflecting our philosophy of pay-for-performance, and allowing for organizational changes in 2015, the percentage increase in PIP payouts in 2015 over 2014 was consistent with the percentage increase in our pre-tax income.

The Compensation Committee recognizes that the PIP can produce higher-than-market cash compensation during periods of high profitability, including periods when our period-over-period performance may have declined. However, the PIP can also produce lower-than-market cash compensation during periods of low profitability, including periods when our period-over-period performance has improved.

The Compensation Committee has considered whether our employee compensation policies and practices, including our PIP, create inadvertent incentives for executive management and other participants to make decisions that are reasonably likely to have a material adverse effect on us, and believes they do not. The Committee believes the overarching characteristic of the PIP is its ability to create a highly motivated management team that is focused on improving our performance and creating long-term value for our shareholders.

Employee Phantom Stock Plans

Phantom stock awards have been used to reward our named executive officers for creating shareholder value and to provide a long-term retirement incentive for our named executive officers. We do not provide a supplemental retirement plan for our named executive officers, although we do offer a voluntary, self-funded and unsecured deferred compensation program. See "Nonqualified Deferred Compensation Plan" below. These phantom stock awards have been granted under the 2005 Phantom Stock Plan and the 2012 Phantom Stock Plan (together with the 2005 Phantom Stock Plan, the "Employee Phantom Stock Plans"). Each share of phantom stock awarded to eligible employees under the Employee Phantom Stock Plans represents a contractual right to receive an amount in cash equal to the fair market value of a share of our common stock on the settlement date, provided that vesting provisions have been satisfied.

All phantom stock awards not vested upon termination of employment are forfeited, although the Board of Directors has discretionary authority to modify or accelerate the vesting of awards. No shares of common stock will be issued upon settlement as these awards are settled in cash upon termination of employment. Because of the required vesting period and settlement provisions, this component of compensation generally facilitates the retention of key employees, rewards longevity and provides a retirement benefit to our named executive officers that is directly tied to shareholder value. Vesting and settlement provisions for each plan are discussed below.

Our Board of Directors approved, and we adopted, the 2005 Phantom Stock Plan in May 2005. The 2005 Phantom Stock Plan expired in May 2012; however, grants under this plan remain outstanding. Awards under the 2005 Phantom Stock Plan vest upon the earlier to occur of the following, provided the recipient is employed by us on such date: (i) the date of a change of control in our ownership; (ii) the fifth anniversary of the grant date; (iii) the date of the recipient's death; (iv) the date of the recipient's total disability; or (v) the date the recipient attains the age of 65. If termination of employment occurs for cause or prior to attaining the age of 55, all vested and unvested awards are generally forfeited unless the termination results from death or total disability or the Compensation Committee determines otherwise. Vested phantom stock awards are settled in cash upon the earlier of the recipient's: (i) termination of employment on or after reaching 55 years of age for any reason other than death, total disability, or for cause; (ii) death while employed by us; or (iii) termination of employment as a result of total disability. Subject to restrictions under Section 409A of the Code, settlements are paid in 24 equal monthly installments.

Following expiration of the 2005 Phantom Stock Plan, our Board of Directors approved, and we adopted, the 2012 Phantom Stock Plan in October 2012. Under this plan, a maximum of one million shares of phantom stock may be awarded to eligible employees, subject to adjustment to prevent dilution or enlargement caused by changes in our outstanding shares of common stock. Each award vests in 20% increments on the anniversary of the grant date and is fully vested on the fifth anniversary of the grant date provided that the recipient: (i) has been continuously employed by us from the grant date until each respective vesting date; (ii) has been continuously employed by us for at least 10 years on the respective vesting date; and (iii) has reached the age of 65 on the respective vesting date. Vesting also occurs on the earliest of: (i) the date of a change in control of our ownership; (ii) the date of the recipient’s death; or (iii) the date of the recipient’s total disability, in each case provided that the recipient has been continuously employed by us from the grant date until the date of the respective event. Vested phantom stock awards are settled in cash on the settlement date, which is the earliest of the date of the recipient's: (i) termination of employment for any reason other than death, total disability or for cause; (ii) death while employed by us; or (iii) termination of employment as a result of total disability. Settlements are generally paid in 24 equal monthly installments, although recipients may, with respect to each grant, provide for payment in any other manner for up to five years following settlement subject to the limitations set forth in each individual award agreement. Each recipient also has the ability to defer the annual installments payable under an award agreement for a period of five years by filing a written election with the administrator at least one year in advance of the date as of which payment of the annual installments would otherwise commence. Any payment may be delayed, if necessary, to comply with Section 409A of the Code.

While awards under the Employee Phantom Stock Plans are discretionary, it has been the Compensation Committee's practice to award phantom stock annually calculated as a percentage of base salary and based upon the prior year's financial performance. Our operating ratio was an industry-leading 84.2%, 85.5% and 86.6% for the years 2014, 2013 and 2012, respectively. To reward this performance, the Compensation Committee granted annual awards in 2015, 2014 and 2013 equal to 50% of each named executive officer's base salary. In addition to the 2015 annual award, the Compensation Committee granted an additional phantom stock award to J. Wes Frye on December 31, 2015, the effective date of his retirement, calculated at 50% of his base salary and based on our 2015 projected financial performance. Although the Committee has historically awarded annual grants ranging from 20%-50% of base salary based on our prior year's financial performance, in future periods the Committee expects to consider grants ranging from 0%-100% of base salary to further encourage continued improvement in our financial performance.

The following table reflects phantom stock awarded to each of our named executive officers in the year of the award and valued at the grant date fair value. For 2015 and 2014, the number of shares awarded was calculated by dividing the value of each award by the 50-day moving average of a share of our common stock, with such averaging period ending on the trading day immediately preceding the grant date. For 2013 awards, the number of shares awarded was calculated by dividing the value of each award by the average closing price of our common stock for the fourth, fifth and sixth trading days following the public release of our fourth quarter earnings. Phantom Stock Plan awards are considered compensation in the year of the award.

Named Executive Officer	Value of Phantom Stock Award(s) ($)
	2015	2014	2013
Earl E. Congdon	283,476	280,847	278,695
David S. Congdon	283,476	280,847	278,695
Greg C. Gantt	208,414	206,484	204,924
J. Wes Frye	318,915	167,691	166,392
Cecil E. Overbey, Jr.	125,078	123,901	122,940

As part of our ongoing commitment to reviewing and assessing the appropriateness and competitiveness of our executive compensation program, we have determined to shift our equity compensation policy to allow for stock-settled awards. We believe stock-settled awards will serve as an even stronger incentive and retention tool and more closely align participant and shareholder interests. As a result, the Compensation Committee and the Board have adopted the 2016 Plan, subject to shareholder approval. See “Proposal 3 - Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan” for additional details. Given that shareholders are being requested to approve the 2016 Plan at the Annual Meeting, no phantom stock grants have been made in 2016.

401(k) Retirement Plan

Our named executive officers may participate in our 401(k) retirement plan, which includes a matching provision that is based upon the participant's contributions and, at our option, a discretionary contribution that is allocated to all 401(k) participants. Although we consider this match in our evaluation of overall compensation, we believe the maximum employee contribution and matching limits in our plan are, alone, insufficient to enable our named executive officers to save an amount that is adequate for their retirement or be competitive with similarly-situated executives at other companies in our industry. As a result, we offer certain employees, including our named executive officers, the opportunity to participate in a non-qualified deferred compensation plan.

Nonqualified Deferred Compensation Plan

Because we do not provide a significant retirement plan for our named executive officers, we offer them an alternative vehicle for funding their retirement through our 2006 Nonqualified Deferred Compensation Plan. This plan allows eligible participants, including our named executive officers, to defer significant percentages of both their annual base salary and their monthly non-equity incentive compensation. The retirement benefits for our named executive officers are largely self-funded and unsecured, and the availability of these retirement benefits will depend on our ability to fund future payments. The plan is described in further detail under the caption "Executive Compensation - 2015 Nonqualified Deferred Compensation" in this proxy statement.

Section 162(m) of the Code

Section 162(m) of the Code limits the deduction of certain compensation paid to our named executive officers, other than our Chief Financial Officer, to $1.0 million, unless certain requirements are satisfied. On May 31, 2013, our shareholders reapproved the material terms of the PIP at the 2013 Annual Meeting. This approval enabled us, pursuant to Section 162(m) of the Code, to maximize our income tax deductions for compensation paid to certain participants in the PIP. Although the Compensation Committee considers the deductibility of compensation paid to our named executive officers, it believes that tax deductibility is only one of several factors to consider in determining executive compensation. Accordingly, where it is deemed necessary and in our best interests to attract and retain executive talent, to compete successfully in the industry and to motivate our executives to achieve our strategic goals, the Committee may approve compensation to our named executive officers that exceeds the limits of deductibility under Section 162(m).

Employment Agreements

We currently maintain employment agreements with Earl E. Congdon, our Executive Chairman of the Board, and David S. Congdon, our Vice Chairman of the Board and Chief Executive Officer. These employment agreements are designed to:

•	establish non-competition and non-solicitation agreements, in order to limit our exposure to competition by any of these executives in the event of termination of his employment;

•	provide long-term incentives to retain David S. Congdon and to ensure the continuity of leadership upon the retirement of Earl E. Congdon;

•	provide protection to these executives in the event we experience a change in control; and

•	limit our exposure to a sudden and significant drop in the market value of our common stock that could result from a liquidation of shares by the estate of these executives in the event of death.

Each agreement was tailored to address the competitive and financial exposures to both us and the employee referred to above. In 2015, we amended Earl E. Congdon’s employment agreement, which was scheduled to expire on November 1, 2015, to extend the term through November 1, 2018. The terms and provisions of these agreements are described in more detail under the caption "Executive Compensation - Employment Agreements" in this proxy statement.

Change of Control and Post-Employment Benefit Considerations

The employment agreements for each of Earl E. Congdon and David S. Congdon provide for post-employment benefits that result from a change in control. In addition, David S. Congdon is entitled to receive post-employment benefits upon termination for any reason, except for termination by us for cause or termination by the executive for a reason not constituting “good reason.” A “change of control” does not constitute “good reason,” but a fundamental disagreement with the Board following a change of control does constitute “good reason.” The employment agreements, including post-employment benefits, are described in more detail under the caption "Executive Compensation – Employment Agreements" in this proxy statement.

The Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, as amended, provides for post-employment benefits that result from a change in control to eligible key executives, including three named executive officers: Greg C. Gantt, J. Wes Frye and Cecil E. Overbey, Jr. The benefits provided by this plan are described in more detail under the caption "Executive Compensation – Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives" in this proxy statement.

We believe that the employment agreements and the Change of Control Severance Plan for Key Executives provide a reasonable level of protection to our named executive officers in the event we experience a change of control. We also believe the post-employment benefits provided in the employment agreement for David S. Congdon are an effective incentive for retaining this key executive officer, who we believe is critical to our continued success.

Other Benefits and Perquisites

Our named executive officers participate equitably, except as noted below, with all employees in our employee benefits, which include medical, dental, vision, short-term disability and group life insurance. Each named executive officer receives term-life insurance benefits insuring his life for $300,000, if under the age of 70, or $150,000, if over the age of 70. In addition, the employment agreement with David S. Congdon provides for the reimbursement of premiums for term-life insurance coverage up to $10,000,000, subject to certain limitations. This perquisite was granted to Mr. Congdon to protect us from a sudden and significant drop in the market value of our common stock that could result from a liquidation of shares by his estate in the event of his death. Earl E. Congdon has obtained, at his own expense, additional life insurance benefits that we deem adequate in mitigating this risk; therefore, no additional life insurance benefits were provided to him.

We provide basic employee group health and dental coverage for all employees but charge a premium for dependent and family coverage. We have waived the premiums for basic coverage for our named executive officers' families, which are included in the “All Other Compensation” column of the Summary Compensation Table under the caption "Executive Compensation – Summary Compensation Table" in this proxy statement.

In 2015, we once again offered our officers, including our named executive officers, the opportunity to participate, on a voluntary basis, in an executive health program. For participants in this program, we paid the costs for a comprehensive health assessment to address their overall medical needs and assess their health risks. Participants, at their own expense, had the opportunity to choose additional testing, if desired. Our cost to provide this benefit ranged from $1,590 to $2,000 per participant, which cost is included in the “All Other Compensation” column of the Summary Compensation Table under the caption "Executive Compensation - Summary Compensation Table" in this proxy statement. We plan to continue to provide this benefit for our officers, including our named executive officers, on an annual basis.

All named executive officers elected to use a Company-provided automobile throughout 2015. The taxable value of the personal use of these automobiles is included in the “All Other Compensation” column of the Summary Compensation Table under the caption "Executive Compensation - Summary Compensation Table" in this proxy statement.

The employment agreements for Earl E. Congdon and David S. Congdon allow for personal use of our corporate aircraft. In 2015, personal use of our corporate aircraft by our named executive officers represented approximately 8% of the total hours that our aircraft were utilized. The incremental cost for the personal use of our corporate aircraft is included in the “All Other Compensation” column of the Summary Compensation Table under the caption "Executive Compensation - Summary Compensation Table" in this proxy statement. We do not provide any tax gross-up payments on any perquisites or benefits.

Advisory Vote on Executive Compensation

Since our 2011 Annual Meeting, we have conducted an advisory vote on the approval of compensation for our named executive officers each year at our annual meeting of shareholders. While this is a non-binding vote, we believe it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, all of which are disclosed in our proxy statement. Our Board of Directors and Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in the proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

At the 2015 Annual Meeting, 95.1% of the votes cast on the advisory vote to approve the compensation of our named executive officers were in favor of the proposal. Our Compensation Committee and our Board of Directors have carefully considered the advisory vote results and, based in part on the high level of shareholder approval obtained at our 2015 Annual Meeting, continue to believe that our existing executive compensation program has been and remains tailored to our business strategies, is consistent with our pay-for-performance philosophy, reflects competitive pay practices and appropriately rewards or penalizes our management team based on the level of financial success of our Company each year. Our strong, industry-leading financial performance in 2015 reinforces the view of our Compensation Committee and Board of Directors that our executive compensation program is achieving its objectives.

Nevertheless, we remain committed to periodically evaluating our executive compensation program to ensure that it remains competitive while also providing appropriate incentives for our management to work to create shareholder value. In 2015, the Compensation Committee once again engaged Pearl Meyer to review the competitiveness of and to provide recommendations for our executive compensation program, to analyze our business performance and executive compensation relative to our peers and to provide input on our short- and long-term incentive programs. Based on its review, Pearl Meyer concluded that our executive compensation program continues to achieve desired objectives and to align pay with performance. Although Pearl Meyer did not recommend any changes to our executive compensation program, the Compensation Committee has reviewed and considered the results of Pearl Meyer’s analysis, and in 2016, approved a shift in our equity compensation policy to allow for stock-settled awards. See “Compensation Discussion and Analysis – Role of the Compensation Consultant” above and "Proposal 3 – Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan" for additional details.

The Compensation Committee and the Board of Directors will continue to consider shareholders' sentiments about our core principles and objectives and the analysis of Pearl Meyer when determining future executive compensation.

We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting. Our shareholders will once again have the opportunity to express a preference on the frequency of say-on-pay votes at our 2017 Annual Meeting. Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2 at the Annual Meeting. More information on Proposal 2 can be found under the caption “Proposal 2 - Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers” in this proxy statement.

Conclusions

Our Compensation Committee has considered all of the elements of compensation described above and their role in determining the total amount of current compensation for our named executive officers. The Compensation Committee also considered whether our compensation policies and practices promote or encourage unnecessary and excessive risks and concluded they do not. Our compensation practices, which provide a balanced mix of short- and long-term incentives and use multiple performance metrics, together with our insider trading policy’s prohibitions on hedging and pledging of our securities, mitigate excessive risk-taking by our named executive officers. In addition, the Compensation Committee considered the review and analysis of our executive compensation program conducted by Pearl Meyer, which helped the Compensation Committee to reaffirm the Company’s compensation strategy and approach. The Compensation Committee believes the amount of each element of pay and the total amount of compensation for each named executive officer are reasonable and appropriate in light of the officer's experience and individual performance, our operational and financial performance relative to our own expectations and the industry, and the officer's role in creating shareholder value.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2015 through incorporation by reference to this proxy statement.
Except for the Annual Report on Form 10-K described above, this Compensation Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless such filing explicitly incorporates this report.

The Compensation Committee,
Robert G. Culp, III, Chairman
Leo H. Suggs
D. Michael Wray

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table provides an overview of compensation earned by our Chief Executive Officer, our former Chief Financial Officer and our three other most highly compensated executive officers (together, our “named executive officers”) for the years ended December 31, 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Earl E. Congdon Executive Chairman of the Board	2015	575,328	283,476	5,096,179	74,016	6,028,999
	2014	567,383	280,847	4,498,150	71,219	5,417,599
	2013	540,453	278,695	3,418,332	64,003	4,301,483
David S. Congdon Vice Chairman of the Board and Chief Executive Officer	2015	575,328	283,476	5,096,179	126,479	6,081,462
	2014	567,383	280,847	4,498,150	95,836	5,442,216
	2013	540,453	278,695	3,418,332	73,027	4,310,507
Greg C. Gantt President and Chief Operating Officer	2015	483,667	208,414	1,869,115	18,945	2,580,141
	2014	417,194	206,484	1,513,800	17,554	2,155,032
	2013	397,392	204,924	1,150,400	16,049	1,768,765
J. Wes Frye (4) Former Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary	2015	336,156	318,915	1,372,048	319,214	2,346,333
	2014	332,892	167,691	1,211,040	21,587	1,733,210
	2013	322,677	166,392	920,320	19,068	1,428,457
Cecil E. Overbey, Jr. Senior Vice President - Strategic Development	2015	253,821	125,078	980,034	24,220	1,383,153
	2014	250,317	123,901	865,029	21,797	1,261,044
	2013	238,435	122,940	657,371	21,842	1,040,588

(1)
Reflects the aggregate grant date fair value of awards granted during the respective year under the Employee Phantom Stock Plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation - Stock Compensation (“ASC 718”), disregarding the estimate of forfeitures related to applicable service-based vesting conditions. All awards were granted pursuant to the provisions of the Employee Phantom Stock Plans. Each of our named executive officers received an award granted in 2015 that was based on fiscal 2014 financial results. Mr. Frye received an additional award on the date of his retirement that was based on projected fiscal 2015 financial results. All awards granted in 2015 are included below in the Grants of Plan-Based Awards table. No shares of our common stock will be issued pursuant to the Employee Phantom Stock Plans, as the awards are required to be settled in cash. While 2014 financial results were used in the determination of awards granted in 2015, and 2015 projected financial results were used for Mr. Frye's additional award on his retirement date, awards under the Employee Phantom Stock Plans are discretionary. Our Compensation Committee considers the value of the grant as part of the compensation in the year of grant when evaluating annual compensation for our named executive officers.

(2)
Pursuant to our PIP, we pay monthly cash incentives to our named executive officers based upon our pre-tax income during the fiscal year subject to certain restrictions. Cash incentives are generally paid in the month following the actual month in which the cash incentive is earned; therefore, the table reflects the cash incentives earned for each of the 12 months of the respective year, regardless of when the incentive payment was actually made.

(3)	See “All Other Compensation” below for the amounts and descriptions of these components of compensation in 2015.

(4)	Mr. Frye retired from the positions of Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary effective December 31, 2015.

All Other Compensation

The allocation of 2015 “All Other Compensation” from the Summary Compensation Table is presented below:

Name	Personal Use of Corporate Aircraft ($)(1)	Life Insurance Premiums ($)(2)	Health Benefits ($)(3)	Personal Use of Corporate Automobile ($)(4)	Company Contributions to the 401(k) Plan ($)(5)	Other ($)(6)	Total ($)
Earl E. Congdon	50,618	2,431	4,372	4,723	11,872	—	74,016
David S. Congdon	78,421	20,954	4,949	10,283	11,872	—	126,479
Greg C. Gantt	—	1,947	2,782	2,211	12,005	—	18,945
J. Wes Frye	—	3,810	4,782	9,877	11,874	288,871	319,214
Cecil E. Overbey, Jr.	—	679	5,394	6,346	11,801	—	24,220

(1)	For the purpose of this table, compensation for the personal use of the corporate aircraft is calculated using incremental variable cost per flight hour.

(2)
Includes the following: (i) the taxable excess group term-life insurance premiums under our group term-life insurance policy for all employees and (ii) reimbursement of term-life premiums for a $10,000,000 policy provided to David S. Congdon under his employment agreement that is further described under the caption “Executive Compensation – Employment Agreements – Employment Agreement with David S. Congdon” in this proxy statement.

(3)
We offered our employees a choice in group health and dental plans that vary by the level of benefits available and premiums paid by the employee. Employee premiums for our basic group plans are waived for our named executive officers. If our named executive officers elect to enroll in plans with higher benefits and premiums, they are required to pay the difference in premiums between the basic plan and the more robust plan selected. The amount in the table reflects (i) the value of the basic group health and dental premiums that we waived for our named executive officers in 2015 ($2,782 for Earl E. Congdon, $3,281 for David S. Congdon, $2,782 for Mr. Gantt, $2,782 for Mr. Frye and $3,406 for Mr. Overbey); and (ii) our cost to provide to our named executive officers the opportunity to participate, on a voluntary basis, in an executive health program ($1,590 for Earl E. Congdon, $1,668 for David S. Congdon, $2,000 for Mr. Frye and $1,988 for Mr. Overbey).

(4)
The amount reflected in the table for personal use of a Company-provided automobile is calculated by allocating the fixed and variable costs of the vehicle over the percentage of personal versus total mileage driven.

(5)
Each of our named executive officers is eligible to participate in the Old Dominion 401(k) Employee Retirement Plan on the same basis as other employees. Employee contributions are limited to a percentage of their compensation, as defined in the plan. We guarantee a match of 30% of the first 6% of all employee contributions. Additional employer contributions may be awarded on a non-discriminatory basis to all participants at the discretion of our Board of Directors, and such discretionary employer contributions were awarded in 2015.

(6)	Effective upon his retirement on December 31, 2015, Mr. Frye received a special cash retirement award of $250,000 and other consideration valued at $38,871.

2015 Grants of Plan-Based Awards

The following table provides information regarding plan-based awards made to our named executive officers during fiscal 2015:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold	Target	Maximum
Earl E. Congdon	2/11/2015	—	—	—	3,803	283,476
David S. Congdon	2/11/2015	—	—	—	3,803	283,476
Greg C. Gantt	2/11/2015	—	—	—	2,796	208,414
J. Wes Frye	2/11/2015	—	—	—	2,180	162,497
	12/31/2015	—	—	—	2,648	156,418
Cecil E. Overbey, Jr.	2/11/2015	—	—	—	1,678	125,078

(1)	All payments made pursuant to the PIP and relating to the 2015 fiscal year have been made and are reflected in the ”Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Shares of phantom stock granted on February 11, 2015 under the 2012 Phantom Stock Plan were based upon our financial performance in fiscal year 2014. Shares of phantom stock granted on December 31, 2015 under the 2012 Phantom Stock Plan were determined based upon our financial performance in fiscal year 2015. For phantom stock granted on February 11, 2015, each named executive officer was awarded shares of phantom stock equal to 50% of his base salary on the grant date divided by the average closing price of our common stock for the 50-day period commencing November 28, 2014 and ending February 10, 2015. For phantom stock granted on December 31, 2015, Mr. Frye was awarded shares of phantom stock equal to 50% of his base salary on the grant date divided by the average closing price of our common stock for the 50-day period commencing October 20, 2015 and ending December 30, 2015. While 2014 and 2015 financial results were used in the determination of the awards granted in 2015, awards under our Employee Phantom Stock Plans are discretionary. Additionally, our Compensation Committee considers the value of the grant as part of the compensation in the year of grant when evaluating compensation to our named executive officers. No shares of our common stock will be issued pursuant to the Employee Phantom Stock Plans, as the awards are required to be settled in cash.

(3)
The grant date fair value of phantom stock awards, computed in accordance with ASC 718, is determined by the number of shares set forth above multiplied by the grant date closing share price of $74.54 for the February 11, 2015 grants and $59.07 for the December 31, 2015 grants as reported on the NASDAQ Global Select Market.

Our Employee Phantom Stock Plans are discussed in more detail under the caption "Compensation Discussion and Analysis – Elements of Compensation – Employee Phantom Stock Plans" in this proxy statement.

Outstanding Awards at 2015 Fiscal Year-End

The following table reflects awards under our Employee Phantom Stock Plans to our named executive officers that have not vested at year-end 2015:

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Earl E. Congdon(3)	12,606.40	744,660
David S. Congdon(4)	30,653.00	1,810,673
Greg C. Gantt(5)	21,603.00	1,276,089
J. Wes Frye(6)	—	—
Cecil E. Overbey, Jr.(7)	13,082.00	772,754

(1)
Each named executive officer's unvested phantom stock awards are scheduled to vest in accordance with the vesting provisions described in this proxy statement under “Compensation Discussion and Analysis – Elements of Compensation – Employee Phantom Stock Plans." No shares of common stock will be issued pursuant to our Employee Phantom Stock Plans, as the awards are required to be settled in cash.

(2)
The market value of phantom stock awards that have not vested at year-end 2015 for each named executive officer is determined by multiplying the number of shares set forth above by the December 31, 2015 closing share price of $59.07 as reported on the NASDAQ Global Select Market.

(3)
Earl E. Congdon's unvested phantom stock awards were granted as follows: 4,621.80 shares granted on February 13, 2013; 4,181.60 shares granted on February 26, 2014; and 3,803 shares granted on February 11, 2015.

(4)
David S. Congdon's unvested phantom stock awards were granted as follows: 4,944 shares granted on February 11, 2011; 8,976 shares granted on February 13, 2012; 7,703 shares granted on February 13, 2013; 5,227 shares granted on February 26, 2014; and 3,803 shares granted on February 11, 2015.

(5)
Mr. Gantt's unvested phantom stock awards were granted as follows: 2,700 shares granted on February 11, 2011; 6,600 shares granted on February 13, 2012; 5,664 shares granted on February 13, 2013; 3,843 shares granted on February 26, 2014; and 2,796 shares granted on February 11, 2015.

(6)	Mr. Frye had no unvested phantom stock awards as of his retirement date of December 31, 2015.

(7)
Mr. Overbey's unvested phantom stock awards were granted as follows: 1,740 shares granted on February 11, 2011; 3,960 shares granted on February 13, 2012; 3,398 shares granted on February 13, 2013; 2,306 shares granted on February 26, 2014; and 1,678 shares granted on February 11, 2015.

2015 Phantom Stock Vested

The following table displays the phantom stock awards to our executive officers that vested during 2015 under our Employee Phantom Stock Plans:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Earl E. Congdon(1)	2,586.00	-(3)
David S. Congdon	8,055.00	-(4)
Greg C. Gantt	4,398.75	-(5)
J. Wes Frye(1)	11,628.20	-(6)
Cecil E. Overbey, Jr.	2,594.25	-(7)

(1)	Earl E. Congdon and Mr. Frye attained the age of 65 while employed with us and therefore all of their awards under the 2005 Phantom Stock Plan vested prior to 2015.

(2)
Participants are only entitled to receive cash amounts due for each vested share of phantom stock on the settlement date, which is distributed from our general funds. As a result, the value of the phantom shares vested during 2015, as well as prior-year vested phantom shares, is deferred until the settlement date. The value realized on the settlement date will be based on the fair market value of our common stock on such date as defined in the plans. Unless determined otherwise by the Compensation Committee, the settlement date generally is the earliest of: (i) the date of the participant's termination of employment on or after attaining age 55 (for awards under the 2005 Phantom Stock Plan), or age 65 (for awards under the 2012 Phantom Stock Plan), for any reason other than death, total disability, or for cause; (ii) the date of the participant's death while employed by us; or (iii) the date of the participant's termination of employment as a result of total disability.

(3)
The market value of phantom shares that vested during 2015 for Earl E. Congdon was $152,755, as determined by multiplying the number of phantom shares that vested in 2015 set forth above by the December 31, 2015 closing share price of $59.07 as reported on the NASDAQ Global Select Market. The market value of Earl E. Congdon's total of 58,528.60 vested phantom shares at year-end 2015 was $3,457,284.

(4)
The market value of phantom shares that vested during 2015 for David S. Congdon was $475,809, as determined by multiplying the number of phantom shares that vested in 2015 set forth above by the December 31, 2015 closing share price of $59.07 as reported on the NASDAQ Global Select Market. The market value of Mr. Congdon's total of 33,396.75 vested phantom shares at year-end 2015 was $1,972,746.

(5)
The market value of phantom shares that vested during 2015 for Mr. Gantt was $259,834, as determined by multiplying the number of phantom shares that vested in 2015 set forth above by the December 31, 2015 closing share price of $59.07 as reported on the NASDAQ Global Select Market. The market value of Mr. Gantt's total of 19,257.75 vested phantom shares at year-end 2015 was $1,137,555.

(6)
The market value of phantom shares that vested during 2015 for Mr. Frye was $723,390 (including $462,606 as a result of action taken by the Compensation Committee in its discretion in connection with his retirement with respect to prior grants of phantom shares and $164,732 with respect to the phantom shares granted on December 31, 2015), as determined by multiplying the number of phantom shares that vested in 2015 set forth above by the settlement date value of $62.21. The settlement value of Mr. Frye's total of 42,146.75 vested phantom shares at year-end 2015 was $2,621,949.

(7)
The market value of phantom shares that vested during 2015 for Mr. Overbey was $153,242, as determined by multiplying the number of phantom shares that vested in 2015 set forth above by the December 31, 2015 closing share price of $59.07 as reported on the NASDAQ Global Select Market. The market value of Mr. Overbey's total of 12,042 vested phantom shares at year-end 2015 was $711,321. Mr. Overbey is under the age of 55; therefore, all vested shares for Mr. Overbey remain subject to the forfeiture provisions of the 2005 Phantom Stock Plan.

2015 Nonqualified Deferred Compensation

The following table provides information regarding our named executive officers' contributions and earnings in our deferred compensation plans in 2015:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Earl E. Congdon	—	—	(4,411)	—	6,531,058
David S. Congdon	567,151	—	(27,169)	—	6,969,261
Greg C. Gantt	—	—	67,854	—	1,597,438
J. Wes Frye	686,024	—	13,628	59,288	2,540,110
Cecil E. Overbey, Jr.	343,012	—	51,952	—	1,426,539

(1)
Contributions represent deferrals of certain amounts of salary and cash incentives awarded pursuant to our PIP for 2015. These amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)
Aggregate earnings represent the return on the investment options selected by each named executive officer in 2015 in our deferred compensation plans. Earnings are not guaranteed rates of return and reflect actual market fluctuations of the funds in which they are deemed to be invested. These earnings are calculated in the same manner and at the same rate as earnings on externally managed funds or are based upon other market determined rates; therefore, participant earnings in the deferred compensation plans are not considered as above-market or preferential earnings and are not included in the Summary Compensation Table.

2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc.

Effective January 1, 2006, we adopted the 2006 Nonqualified Deferred Compensation Plan of Old Dominion Freight Line, Inc. (the “Nonqualified Deferred Compensation Plan”) to permit certain of our management employees, including each of the named executive officers, to defer receipt of current compensation. This plan was amended and restated effective January 1, 2009, and further amended effective January 1, 2010, November 10, 2011 and January 29, 2015. The Nonqualified Deferred Compensation Plan is an unfunded plan maintained primarily for the purpose of providing retirement benefits for eligible employees. Participating employees may elect to reduce their (i) regular base salary by a whole number percentage from one to fifty percent and/or (ii) non-equity incentive compensation by a whole number percentage from one to seventy-five percent. The deferred amount is credited to the deferred compensation account we maintain for each participant. While not funded, each participant is allowed to select one or more investment options that mirror the actual performance of publicly-traded funds. Deferral amounts, along with gains and losses on investments options in which participants are deemed invested, are posted each day to the deferred compensation account of each participant. The total deferrals, plus the cumulative gains and losses on the investment options, are eligible for distribution from our general corporate funds. Distributions are subject to elections made by the participants, which generally require a five-year waiting period for active employees; however, distributions can begin immediately in the event of retirement, disability, death or other termination of service. Distributions also may be made upon the occurrence of certain other events, such as an unforeseeable emergency, or delayed under certain circumstances, such as when a distribution might violate the terms of a Company borrowing agreement. Payments are made from the Nonqualified Deferred Compensation Plan in a lump sum or in annual installments over a certain term, as elected by the participant. The plan also allows us, in our sole discretion and without any participant discretion or election, to make a mandatory lump-sum payment in settlement of a participant's entire accrued benefit.

Prior to the adoption of the Nonqualified Deferred Compensation Plan, we offered a similar plan allowing participating employees to defer receipt of regular base salary and/or cash incentive compensation. The deferral of wages earned subsequent to December 31, 2004 is no longer permitted under this plan, as required by Section 409A of the Code.

Potential Payments Upon Termination or Change of Control

Potential payments and benefits upon termination without cause, which includes resignation, retirement, death and total disability, or change of control, are provided to our named executive officers pursuant to (i) the provisions of Earl E. Congdon's and David S. Congdon's employment agreements (to the extent applicable), (ii) the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives (to the extent applicable), and (iii) our Employee Phantom Stock Plans. All payments and benefits are forfeited if termination of the named executive officer resulted (i) for cause; (ii) from failure to comply with the non-competition and non-solicitation provisions of the respective plan and/or agreement, or (iii) from termination by the executive for a reason not constituting “good reason.” A “change of control” does not constitute “good reason,” but a fundamental disagreement with the Board following a change of control does constitute “good reason.”

Earl E. Congdon's employment agreement provides for a payment equal to three times the sum of his base salary before a triggering event plus the annual bonus under the PIP paid to him for the preceding calendar year. This estimated amount is payable in a lump sum and due only if his employment is terminated: (i) by exercise of a 120-day notice exception by either us or Mr. Congdon; (ii) by Mr. Congdon for “good reason” as defined in the agreement; or (iii) as a result of the expiration of the employment agreement on November 1, 2018; and such termination occurs within 12 months after a change of control. There would be no payment upon termination if Mr. Congdon's employment is terminated as described above and such termination does not occur within 12 months of a change in control (or, in the case of a termination for “good reason” due to a fundamental disagreement with the Board, within three years after a change in control), or Mr. Congdon's employment is terminated at any time due to his resignation, retirement, death or total disability or by us for cause.

David S. Congdon's employment agreement provides for three years of salary continuation, calculated by averaging the highest three years of base salary and annual bonus paid under the PIP within the previous five years prior to a triggering event. The settlement provisions of this agreement are further described in the “Employment Agreements” section below.

Pursuant to the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives, all other named executive officers are entitled to three times the sum of the executive's base salary in effect immediately before the triggering event and the average of cash incentives paid under the PIP in the preceding three full calendar years. This estimated amount is payable over the compensation continuance period on the normal payroll payment schedule for salaried employees and due only if the executive's employment is terminated within 12 months of a change of control, and is reduced to two-thirds of this amount if terminated within 13 to 24 months of a change in control and is further reduced to one-third of this amount if terminated within 25 to 36 months of a change in control. There would be no payment upon termination of employment for resignation, retirement, death, total disability or by us for cause.

Our named executive officers, or their beneficiaries, would also receive payments due to them at retirement, death or disability pursuant to our non-discriminatory 401(k) retirement plan, our Employee Phantom Stock Plans and our deferred compensation plans. The vested amounts due to each named executive officer under our Employee Phantom Stock Plans and under our deferred compensation plans are provided under the captions “Executive Compensation - 2015 Phantom Stock Vested” and “Executive Compensation - 2015 Nonqualified Deferred Compensation” in this proxy statement.

Below is a table showing the amount of post-employment compensation and benefits that would be provided to each named executive officer due to a termination of employment or a change in control of the Company, assuming that the triggering event occurred on December 31, 2015. The amounts in the table below do not include payments for compensation and benefits earned prior to the triggering event. These arrangements do not provide gross-ups for excise taxes.

	Termination of Service		Change in Control
Name	With Cause ($)	Without Cause ($) (1)	Without Termination of Service ($)(2)	With Termination of Service ($)
Earl E. Congdon	—	—	744,660	17,760,242 (3)
David S. Congdon	—	16,529,812	1,810,673	16,529,812 (4)
Greg C. Gantt	—	—	1,276,089	7,416,851 (5)
J. Wes Frye	—	—	—	4,525,891 (6)
Cecil E. Overbey, Jr.	—	—	772,754	4,069,566 (7)

(1)
David S. Congdon, upon termination without cause, would receive payments and benefits provided for under the provisions of his employment agreement of $14,686,693 and welfare benefits of $32,446 (welfare benefits are not provided if the termination of service results from death). Pursuant to our Employee Phantom Stock Plans, his previously unvested awards of phantom stock would also be accelerated and he would receive payments of $1,810,673 (calculated using the number of unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market).

(2)
A change in control, without termination of service for the named executive officers, provides for the accelerated vesting of previously unvested awards of phantom stock pursuant to our Employee Phantom Stock Plans. The amounts in this column are calculated using the number of each named executive officer's unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market.

(3)
Earl E. Congdon, upon a change in control with termination of service, would receive payments and benefits provided for under the provisions of his employment agreement of $17,015,582. Pursuant to our Employee Phantom Stock Plans, his previously unvested awards of phantom stock would also be accelerated and he would receive payments of $744,660 (calculated using the number of unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market).

(4)
David S. Congdon, upon a change in control with termination of service, would receive payments and benefits provided for under the provisions of his employment agreement of $14,686,693 and welfare benefits of $32,446. Pursuant to our Employee Phantom Stock Plans, his previously unvested awards of phantom stock would also be accelerated and he would receive payments of $1,810,673 (calculated using the number of unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market).

(5)
Greg C. Gantt, upon a change in control with termination of service, would receive payments and benefits provided for under the provisions of the employee severance agreement of $6,108,316 and welfare benefits of $32,446. Pursuant to our Employee Phantom Stock Plans, his previously unvested awards of phantom stock would also be accelerated and he would receive payments of $1,276,089 (calculated using the number of unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market).

(6)
J. Wes Frye retired on December 31, 2015; however, upon a change in control with termination of service on that date, he would have received payments and benefits provided for under the provisions of the employee severance agreement of $4,493,445 and welfare benefits of $32,446. Mr. Frye had no unvested awards of phantom stock as of December 31, 2015.

(7)
Cecil E. Overbey Jr., upon a change in control with termination of service, would receive payments and benefits provided for under the provisions of the employee severance agreement of $3,264,366 and welfare benefits of $32,446. Pursuant to our Employee Phantom Stock Plans, his previously unvested awards of phantom stock would also be accelerated and he would receive payments of $772,754 (calculated using the number of unvested shares multiplied by the closing share price of our common stock of $59.07 at December 31, 2015, as reported on the NASDAQ Global Select Market).

Existing Life Insurance Policies

David S. Congdon is eligible to receive a life insurance benefit that provides the executive and his family with up to $10,000,000 in coverage at preferred rates, with premiums being paid or reimbursed by us under his employment agreement. Upon his death, Mr. Congdon's elected beneficiaries would receive the death benefits provided for under the policy he has obtained, which are currently $10,000,000.

Employment Agreements

We currently have employment agreements with Earl E. Congdon and David S. Congdon, which were approved by the Board of Directors based on the recommendation of the Compensation Committee. Each agreement requires the executive to perform duties customarily performed by a person holding his respective position and to perform other services and duties reasonably assigned from time to time by us or, with respect to the agreement with Earl E. Congdon, by the Board of Directors.

Employment Agreement with Earl E. Congdon

The second amended and restated employment agreement with Earl E. Congdon, as amended, entitles him, while employed by us, to: (i) receive a base salary to be reviewed annually in accordance with standard payroll practices and procedures applicable to our executive officers; (ii) participate in the PIP; (iii) participate in any of our other bonus or incentive plans (whether in existence on the date of the employment agreement or later established) in which our other senior executives are entitled to participate; (iv) receive a discretionary bonus if so awarded by the Board from time to time; (v) participate in certain other plans and benefits we offer to our senior executives generally; (vi) personal use of our corporate aircraft (in accordance with our general policy); and (vii) an automobile for personal and business use. Although the Board may also award a discretionary bonus to be paid in the manner specified by the Board at the time any such bonus is approved, no such bonuses were approved or paid during 2015.

The employment agreement shall continue until the earliest of (i) November 1, 2018; (ii) the date of his death; (iii) the specified date of termination under either our or his exercise of a 120-day notice exception; (iv) the date of termination by the Company for cause; (v) the date he terminates his employment for Good Reason; or (vi) the date of termination resulting from his total disability.  “Good Reason” is generally defined as (i) our material breach of any provision of the agreement; (ii) his failure to be elected or re-elected to the Board; (iii) a material reduction in his base salary; (iv) the merger of the Company or transfer of a significant portion of its assets unless the successor assumes all of our duties and obligations under the agreement; (v) the assignment of duties to him inconsistent with his position in the Company; (vi) the exclusion of his participation in our employee benefit plans; (vii) the transfer of his primary work location to a location that is more than 30 miles from his current primary work location or the requirement that he relocate his principal residence more than 30 miles from his current primary work location; (viii) our requirement that he travel on Company business to a substantially greater extent than required immediately prior to the date of the agreement; or (ix) the occurrence of a Fundamental Disagreement.

A “Fundamental Disagreement” is generally defined as a material disagreement between Mr. Congdon and the Board that occurs within three years after a Change of Control, concerns the strategic direction of the Company or another issue of fundamental importance to the Company and is deemed to be a Fundamental Disagreement by a majority of the members of the Board who are not also members of his family.

Mr. Congdon is generally entitled to certain compensatory benefits under the agreement if his employment is terminated within 12 months of a Change of Control (other than a termination for cause or as a result of Mr. Congdon's death or total disability).  Generally, a "Change of Control" is defined to be the earliest of (i) the date any person or group of persons, directly or indirectly, becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding shares of common stock (excluding Mr. Congdon, our employee benefit plans, and any member of Mr. Congdon's family unless a majority of the independent members of the Board determines that such family member's beneficial ownership creates a substantial threat to corporate policy and effectiveness); (ii) the date when individuals who at the beginning of any two-year period constitute the Board, plus new directors whose nomination or election was approved by at least two-thirds of the directors still in office who were directors at the beginning of the two-year period, cease for any reason during the two-year period to constitute at least two-thirds of the members of the Board; (iii) the date of an equity transaction that would result in our voting securities immediately prior to the transaction representing less than 60% of the combined voting power of the Company or a surviving entity immediately after the transaction; (iv) the date of a complete liquidation or winding-up of the Company; (v) the date of the sale or disposition of all or substantially all of our assets; or (vi) the date of our bankruptcy filing.

If Mr. Congdon's employment is terminated by the Company by exercise of the 120-day notice exception, by Mr. Congdon by exercise of the 120-day notice exception, by Mr. Congdon for Good Reason, or as a result of the expiration of the term on November 1, 2018, and such termination occurs within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), he is entitled to receive a lump sum payment of any compensation due but not yet paid through the termination date plus a payment equal to three times the sum of (i) his annual base salary in effect at that time and (ii) the annual bonus paid to him for the preceding calendar year under the PIP.

If Mr. Congdon's employment is terminated as described above and such termination does not occur within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), or Mr. Congdon's employment is terminated at any time due to his death or total disability or by the Company for cause, he is only entitled to receive in a lump sum any compensation due but not yet paid through the termination date.

Any amounts payable to Mr. Congdon in connection with his termination will be paid on the first day of the seventh calendar month following the calendar month in which his termination occurs as required by Section 409A of the Code. If Mr. Congdon terminates his employment for Good Reason or we terminate him for cause, each party generally will have 30 days after the receipt of the notice of termination to cure the reason given in the notice.  In the event that such cure is timely and to the satisfaction of the parties, the notice of termination would become null and void.

Mr. Congdon is also subject to a non-competition and non-solicitation clause, which covers the term of his employment plus the twenty-four month period following his termination of employment. In addition, Mr. Congdon's bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the employment agreement or any other plan or program of the Company will be subject to any recoupment, "clawback" or similar policy adopted by the Board after the date of the employment agreement.

Employment Agreement with David S. Congdon

The amended and restated employment agreement with David S. Congdon, as amended, entitles him, while employed by us, to (i) a base salary, to be reviewed annually in accordance with standard payroll practices and procedures applicable to our executive officers; (ii) participate in the PIP, any of our other bonus or incentive plans (whether in existence at the date of the employment agreement or later established) in which our other senior executives are entitled to participate and certain other plans and benefits we offer to our senior executives generally; (iii) a discretionary bonus as determined by the Board; (iv) the personal use of our corporate aircraft (in accordance with our general policy); (v) an automobile for personal and business use; and (vi) receive a life insurance benefit that provides him and his family with up to $10,000,000 in coverage at preferred rates, with premiums being paid or reimbursed by us.

This agreement provides for a term that continues until the earliest of (i) the death of the executive; (ii) written notice by the executive or us of a desire to terminate, subject to a 90-day notice requirement; (iii) termination “for cause”; (iv) termination by the executive for “good reason,” which is generally defined above under “Employment Agreement with Earl E. Congdon”; or (v) termination resulting from total disability. Unless written notification is provided by Mr. Congdon or us, the term is automatically extended on the first day of each month for one additional calendar month, unless Mr. Congdon or we desire to fix the term for a definite three-year period.

If termination of the employment of Mr. Congdon, either voluntarily or by us, results in a compensation continuance termination event, Mr. Congdon is entitled to receive his base salary through the last day of the month of termination and, for the three-year period following termination, an annual amount equal to the average of Mr. Congdon's base salary and his annual bonus under our non-equity incentive plan for the three calendar years within the five calendar-year period preceding termination that produces the highest average annual compensation. A compensation continuance termination event is defined in the employment agreement to mean termination due to: (i) our exercise of the 90-day notice exception; (ii) Mr. Congdon's exercise of the 90-day notice exception after attaining the age of 65; (iii) Mr. Congdon's total disability; (iv) good reason; or (v) the expiration of a three-year term after being fixed by us. If the excise tax under Section 4999 of the Code would apply to such payments, they will be reduced or otherwise adjusted so that the excise tax will not apply. Mr. Congdon's final average compensation payable during the first six months of the compensation continuance period shall be paid to him in a lump sum as of the first day of the seventh calendar month of the compensation continuance period. During such period, he will also receive continued coverage under our medical, dental, vision and life insurance benefit programs. If the termination does not result in a compensation continuance termination event, Mr. Congdon is due only his base salary through the last day of the month in which the termination date occurs.

Mr. Congdon is also subject to a non-competition and non-solicitation clause, which covers the term of his employment plus the twenty-four month period following his termination of employment. In addition, Mr. Congdon’s bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the employment agreement or any other plan or program of the Company will be subject to any recoupment, “clawback” or similar policy adopted by the Board after the date of the employment agreement.

Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives

On May 16, 2005, the Board approved and we adopted the Old Dominion Freight Line, Inc. Change of Control Severance Plan for Key Executives (the “Severance Plan”) for eligible key executives as determined by the Compensation Committee. Eligible key executives include three named executive officers: Greg C. Gantt, J. Wes Frye and Cecil E. Overbey, Jr. Earl E. Congdon and David S. Congdon are parties to employment agreements that provide change of control and severance benefits as summarized above and, accordingly, do not participate in the Severance Plan. The Severance Plan was amended and restated effective January 1, 2009 to comply with Section 409A of the Code. Under the Severance Plan, termination of a participant's employment by us for any reason other than for cause, death or total disability, or by the participant for good reason occurring within 36 months following a change in control, entitles the participant to receive the following benefits: (i) receipt of base salary through the last day of the month in which the termination date occurs; (ii) a monthly benefit equal to the participant's monthly termination compensation, as defined in the Severance Plan, during the compensation continuance period; and (iii) continued participation in our welfare benefit plans until the earlier of the participant's death or the last day of the calendar month in which the participant receives his final payment of termination compensation. The compensation continuance period is equal to 12 calendar months plus three additional calendar months for each year of service completed by the participant as of the termination date in excess of 10 years, not to exceed 36 calendar months.

DIRECTOR COMPENSATION

2015 Compensation of Directors

The following table reflects compensation earned for services performed in 2015 by members of our Board of Directors who were not named executive officers:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
J. Paul Breitbach (3)	75,000	73,859	1,000	149,859
John R. Congdon, Jr.	75,000	73,859	—	148,859
Robert G. Culp, III	105,000	73,859	4,700	183,559
John D. Kasarda	85,000	73,859	4,700	163,559
Leo H. Suggs	75,000	73,859	1,500	150,359
D. Michael Wray	95,000	73,859	1,500	170,359

(1)
Reflects the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, disregarding the estimate of forfeitures related to applicable service-based vesting conditions. Awards were granted in 2015 pursuant to the provisions of the Old Dominion Freight Line, Inc. Director Phantom Stock Plan (the “Director Phantom Stock Plan”), as discussed below. Each non-executive director was awarded a number of phantom shares equal to $80,000 on May 29, 2015, as determined by the 50-day average closing price of our common stock of $73.62 from March 18, 2015 through May 28, 2015. The value of these awards in the table was determined by multiplying the 1,086 phantom stock shares awarded to each non-employee director by the closing share price of $68.01 on the grant date of May 29, 2015, the fifth business day following the 2015 Annual Meeting, and assumes that all shares will vest in accordance with the requirements of the Director Phantom Stock Plan described in "Components of Compensation" below. As of December 31, 2015, the 1,086 phantom shares granted on May 29, 2015 represented the only unvested shares for each non-employee director. No shares of our common stock will be issued pursuant to the plan, as the awards are required to be settled in cash.

(2)
The amount in the table reflects (i) our contribution to a qualifying charitable organization, recognized as a tax-exempt organization under Section 501(c)(3) of the Code, selected by and made on behalf of the non-employee director ($1,000 for Mr. Breitbach, $1,500 for Mr. Culp, III, $1,500 for Mr. Kasarda, $1,500 for Mr. Suggs and $1,500 for Mr. Wray); and (ii) our cost to provide to our non-employee directors the opportunity to participate, on a voluntary basis, in an executive health program ($3,200 for Mr. Culp and $3,200 for Mr. Kasarda).

(3)	Mr. Breitbach is retiring at the end of his current term and is not standing for re-election at the Annual Meeting.

Components of Compensation

In 2015, the Compensation Committee engaged Pearl Meyer to evaluate the competitiveness of the compensation provided to our non-employee directors relative to the compensation arrangements provided to outside directors of comparable companies, including the publicly-traded companies in our selected peer group discussed above in "Compensation Discussion and Analysis - Role of the Compensation Consultant." Pearl Meyer found that our average total compensation per independent, outside director was below the median amounts reported by peer companies and survey data for comparable companies. Pearl Meyer developed various recommendations to increase the compensation of our outside, independent directors within the current structure to advance it to the median of peer company practices, taking into account the significant relevant experience of our directors, our sustained high performance compared to peers, and our need to attract and retain outside, independent directors with desired levels of experience.

Upon the recommendation of Pearl Meyer and the Compensation Committee, the Board determined that it would be in the best interests of the Company to increase the annual equity-based grant amount for each non-executive director from $80,000 to $100,000, effective January 1, 2016. The Board made no changes to the cash retainer compensation payable to non-employee directors.

The annual retainers, for both the Board and its Committees, are paid ratably at the end of each fiscal quarter. Directors receive reimbursement of certain business and travel expenses incurred as a director. Otherwise, there is no additional compensation provided for attendance at in-person or telephonic meetings. As employees in 2015, Earl E. Congdon and David S. Congdon received no retainer or phantom stock grant for Board service.

Director Phantom Stock Plan awards generally vest upon the earlier to occur of the following, provided the participant is still serving as a director: (i) the one-year anniversary of the grant date; (ii) the date of the first annual meeting of shareholders that occurs after the grant date; (iii) the date of a change of control in our ownership; (iv) death; or (v) total disability. Awards that are not vested upon termination of service as a director are forfeited. Each participant is entitled to an amount in cash, equal to the fair market value of a share of our common stock multiplied by the number of the director's vested shares, on the date service as a director terminates for any reason. No shares of common stock will be issued pursuant to the Director Phantom Stock Plan, as the awards are settled in cash. See "Proposal 3 - Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan" regarding our determination to shift to equity-based awards for non-employee directors in future periods.

The compensation structure applicable for 2015 is provided below:

Director Role	Annual Cash Retainer Amount ($)	Annual Phantom Stock Grant Amount ($)
Member (all non-executive directors)	75,000	80,000
Audit Committee Chairman (1)	20,000	—
Compensation Committee Chairman (1)	10,000	—
Governance and Nomination Committee Chairman (1)	10,000	—
Lead Independent Director (1)	20,000	—

(1)
Each non-executive Chairman of a Board Committee and the Lead Independent Director receives an annual retainer for service as Chairman of a Committee and/or as Lead Independent Director, which is in addition to the non-executive retainer of $75,000.

RELATED PERSON TRANSACTIONS

Executive Officer and Director Family Relationships

Earl E. Congdon, the Executive Chairman of our Board of Directors, is the father of David S. Congdon, the Vice Chairman of our Board of Directors and Chief Executive Officer. John R. Congdon, Jr., a director, is the nephew of Earl E. Congdon. At March 11, 2016, members of the Congdon family, in the aggregate, beneficially owned approximately 25% of our outstanding common stock.

Other Family Relationships

Mark A. Penley, our Director - Safety and Employee Relations, is the grandson of Earl E. Congdon and the nephew of David S. Congdon. For the year ended December 31, 2015, we paid Mr. Penley a base salary and bonus of $215,835, as well as other benefits totaling $4,773 (including our matching contributions to Mr. Penley's 401(k) plan account). Mr. Penley continues to serve as our Director - Safety and Employee Relations, and during 2016 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2015.

Matthew A. Penley, who serves as one of our National Account Executives, is the grandson of Earl E. Congdon and the nephew of David S. Congdon. For the year ended December 31, 2015, we paid Mr. Penley a base salary and bonus of $183,148, as well as other benefits totaling $10,487 (including our matching contributions to Mr. Penley's 401(k) plan account). Mr. Penley continues to serve as a National Account Executive for us, and during 2016 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2015.

Christopher M. Harrell, our Director - Maintenance Administration & Fuel, is the son-in-law of David S. Congdon. For the year ended December 31, 2015, we paid Mr. Harrell a base salary and bonus of $221,369, as well as other benefits totaling $24,640 (including our matching contributions to Mr. Harrell's 401(k) plan account). Mr. Harrell continues to serve as our Director - Maintenance Administration & Fuel, and during 2016 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2015.

Matthew H. Nowell, our Director - Real Estate Development, is the son-in-law of David S. Congdon. For the year ended December 31, 2015, we paid Mr. Nowell a base salary and bonus of $215,835, as well as other benefits totaling approximately $21,856 (including our matching contributions to Mr. Nowell's 401(k) plan account). Mr. Nowell continues to serve as our Director - Real Estate Development, and during 2016 he may receive compensation and other benefits for his services to us in amounts similar to those received during 2015.

Transactions with Old Dominion Truck Leasing, Inc.

Old Dominion Truck Leasing, Inc. (as defined above, “Leasing”) is a North Carolina corporation whose voting stock is beneficially owned by members of the Congdon family. Leasing is primarily engaged in the business of leasing tractors, trailers and other vehicles as well as providing contract dedicated fleet services. John R. Congdon, Jr. serves as Chairman of the Board and Chief Executive Officer of Leasing. Earl E. Congdon and David S. Congdon currently serve as members of Leasing's Board of Directors. We have historically collaborated with Leasing for the purchase of certain equipment and fuel. Our collaboration with Leasing for the purchase of fuel ended in the fourth quarter of 2015. We do not believe that the termination of this arrangement, or any other arrangement with Leasing, will have a material adverse impact on our financial results.

We purchased $313,000 of maintenance and other services from Leasing in 2015. We intend to continue to purchase maintenance and other services from Leasing, provided that Leasing’s prices continue to be favorable to us. In addition, we received $12,000 from Leasing for its rental of property from us in 2015.

Audit Committee Approval and Related Person Transaction Policy

Each of the foregoing transactions or series of transactions was reviewed and approved by the Audit Committee of our Board of Directors. In considering whether to approve such transactions, the Audit Committee determined that they were fair to us and that the terms and conditions of the transactions were substantially the same as, or more favorable to us than, transactions that would be available from unaffiliated parties. Any extensions, modifications or renewals of the foregoing transactions, or any new transactions that involve us and a related party, must be approved by the Audit Committee and must be on terms no less favorable to us than the terms that could be obtained in a similar transaction with an unaffiliated party in accordance with our written Related Person Transactions Policy.

Our Related Person Transactions Policy governs the procedures for review and consideration of all related person transactions in which we are a participant to help ensure that any such transactions are identified and given appropriate consideration. Generally, any financial transaction, arrangement or relationship in an amount exceeding $120,000 in which we are or would be a participant, and in which any related person, as defined by Item 404 of Regulation S-K under the Exchange Act, has or would have a direct or indirect material interest, requires the approval of the Audit Committee or a majority of the disinterested members of the Board. In making such approval, the Audit Committee will consider all of the relevant facts and circumstances to ensure that the proposed transaction is in the best interest of us and our shareholders.

In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including, but not limited to: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Notwithstanding the foregoing, the Audit Committee has adopted a special approval process for certain transactions that we have entered into and will likely continue entering into with Leasing. These transactions include the following four types of transactions with Leasing, which have been separately approved by the Audit Committee:  (i) vehicle repair, maintenance and other services that we provide to Leasing in an amount not to exceed $120,000 in any period since the last review of services by the Audit Committee ("Type 1"); (ii) vehicle repair, maintenance and other services that Leasing provides to us in an amount not to exceed $120,000 in any period since the last review of services by the Audit Committee ("Type 2"); (iii) leases of dedicated equipment for specific customers, who reimburse us for the lease amount through a periodic billing process that includes charges for additional services we provide ("Type 3"); and (iv) collaboration with Leasing for the purchase of certain equipment and fuel as long as the collaboration continues to be in the best interests of us (“Type 4”). There were no Type 3 transactions in 2015. In the event of a Type 3 transaction and prior to providing leased equipment to our customers, however, we will obtain a minimum of three bids from vendors approved by the customer. When Leasing is one of the vendors approved to submit bids, we will disclose to the customer our affiliation with Leasing. Any Type 3 transaction in connection with which we receive commissions or other financial benefit from Leasing in an amount that, together with all other Type 3 transactions entered into since the last review of such transactions by the Audit Committee, exceeds $120,000 will require the approval of the Audit Committee. With respect to each such transaction that is entered into or in conjunction with Leasing, the Audit Committee will not approve such transaction unless it determines that such transaction is in the best interest of Old Dominion and our shareholders and that the terms are at least as favorable as those that could be obtained in an arms-length negotiation.

In accordance with the Related Person Transactions Policy, the Audit Committee will also perform an annual review of previously approved related person transactions greater than $120,000 that remain ongoing and have a remaining term of more than six months. Based on the relevant facts and circumstances, the Audit Committee will determine if it is in our best interest to continue, modify or terminate any ongoing transaction, arrangement or relationship. Except as discussed above, since the beginning of our last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through our process for review, approval or ratification (as summarized above) with related persons in which the Company was or is to be a participant, the amount involved exceeded $120,000 and any related person had or will have a direct or indirect material interest.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Taking into consideration the voting results from our 2011 Annual Meeting concerning the frequency of the shareholder advisory vote to approve the compensation of our named executive officers, we have determined that we will hold an annual advisory vote to approve the compensation of our named executive officers until the next required advisory vote on the frequency of such votes. Our shareholders will once again have the opportunity to express a preference on the frequency of say-on-pay votes at our 2017 Annual Meeting.

For 2015, our year-over-year revenue increased 6.6% to $3.0 billion, our net income increased 13.9% to $304.7 million and our earnings per diluted share grew 15.2% to $3.57. We also produced the best annual operating ratio (83.2%) in our history, and our financial position at the end of 2015 was stronger than at any time in our history as a public company. We believe our record-setting performance in 2015 was attributable to the execution of our strategic plan, which included key decisions made by our named executive officers. Given the PIP's design to tie cash compensation to corporate performance, the payouts under the PIP for fiscal 2015 are reflective, and rewarding, of each named executive officer's efforts in achieving this record-setting financial performance. Furthermore, review and analysis of our executive compensation program presented by Pearl Meyer to our Compensation Committee in January and October 2015 demonstrated that our program continues to align executive compensation with our performance, and that our program is well aligned with our performance relative to our peers. Our strong, industry-leading financial performance in 2015 reinforces the views of our Compensation Committee and Board of Directors that our executive compensation program is achieving its objectives.

Highlights of our executive compensation program include the following:

•	Pay-for-Performance

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Our PIP is designed to tie a significant portion of current cash compensation directly to corporate performance. PIP payouts are directly tied to changes in our profitability, ensuring that our executive compensation is aligned with our financial performance. Just as our PIP can produce higher-than-market cash compensation during periods of high profitability, it can produce lower-than-market cash compensation during periods of low profitability.

•	Focus on Long-Term Success

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Our phantom stock awards are designed to reward loyalty and the creation of shareholder value. Awards vest over five years but are not settled until retirement or termination of employment, which may be much later. The ultimate value of the award is linked directly to the value of our common stock.

•	Alignment with Shareholder Interests

◦	Our compensation policies are designed to attract, motivate and retain key executives who are critical to our success.

◦	The PIP links a significant portion of executive compensation directly to our profitability.

◦	The phantom stock awards link a portion of executive compensation directly to the creation of long-term shareholder value.

◦	Settlement of phantom stock awards in cash minimizes dilution to other shareholders.

◦	Severance and change in control agreements do not include gross-ups for excise taxes.

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Our securities trading policy prohibits hedging or pledging of our securities by directors, officers and employees. The policy also prohibits directors, officers and employees from holding our securities in margin accounts or pledging our securities for a loan.

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The Compensation Committee and the Board have approved the adoption of stock ownership and equity retention guidelines to subject our directors, executive officers and other officers to minimum stock ownership and equity retention requirements. Such ownership and retention guidelines will be effective upon shareholder approval of the 2016 Plan. See “Proposal 3 - Approval of Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.”

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement for a more thorough discussion of our compensation philosophy, which is designed to align our key executives' compensation with both our business objectives and the interests of our shareholders. We also recommend that our shareholders review the application of our compensation philosophy and the elements of compensation provided to each named executive officer as reflected in the discussion and tables included under the caption “Executive Compensation” in this proxy statement.

For the reasons stated above, the Board recommends that our shareholders vote “for” the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Old Dominion's named executive officers, as disclosed in the proxy statement for our 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

To be approved, the number of votes cast “for” this advisory resolution must exceed the votes cast “against” this advisory resolution. Because this proposal is advisory, the results of the vote on this proposal will not be binding on our Board, Compensation Committee or our management. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, however, the Compensation Committee will evaluate whether any actions are necessary in the future to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 - APPROVAL OF THE OLD DOMINION FREIGHT LINE, INC. 2016 STOCK INCENTIVE PLAN

General Information
The Compensation Committee and the Board have determined to shift our equity compensation policy to allow for stock-settled awards rather than phantom stock awards which, pursuant to the terms of the Employee Phantom Stock Plans and the Director Phantom Stock Plan (together, the “Phantom Stock Plans”), may be settled only in cash. We believe stock-settled awards will serve as an even stronger incentive and retention tool and more closely align participant and shareholder interests. Stock-settled awards also result in less volatility in compensation expense as compared to cash-settled awards. As a result, the Compensation Committee and the Board have adopted the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan (as defined above, the “2016 Plan”), subject to shareholder approval. If our shareholders approve the 2016 Plan, it will become effective on May 19, 2016. We intend that the 2016 Plan will serve as our primary equity incentive plan, although the terms of the Phantom Stock Plans will continue to govern all awards granted under the Phantom Stock Plans until such awards have been settled, forfeited, canceled or have otherwise expired or terminated.

Shareholder approval of the 2016 Plan is required to comply with applicable NASDAQ rules, to allow the grant of incentive stock options to employee participants in the 2016 Plan and to allow the Compensation Committee to grant awards that may be intended to qualify as “performance-based” compensation under Code Section 162(m).

The following discussion is qualified by and subject to the terms of the 2016 Plan, a copy of which is attached as Appendix A to this proxy statement. We will promptly provide, upon request and without charge, a copy of the full text of the 2016 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Adam N. Satterfield, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. An electronic copy of the 2016 Plan is also available free of charge as Appendix A to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders are encouraged to refer to the 2016 Plan for more complete and detailed information about the 2016 Plan.

Approval of the 2016 Plan should provide us with the flexibility and resources we need to use equity compensation and other incentive awards to attract, retain and motivate talented employees and directors who are important to our long-term growth and success. The Board also believes that our equity compensation program, as implemented under our Phantom Stock Plans and strengthened under the 2016 Plan by the use of stock-settled awards, positions us to be more competitive with comparable companies in our industry. The Board also believes that the 2016 Plan will effectively incentivize eligible participants to achieve our business objectives and build shareholder value. In these ways, the 2016 Plan is intended to enhance the alignment of our employees’ and directors’ interests with those of our shareholders.

If our shareholders do not approve the 2016 Plan, the Board and Compensation Committee will reevaluate its compensation program alternatives, including the continued grant of awards under the 2012 Phantom Stock Plan and the Director Phantom Stock Plan (subject to the limits contained in the applicable plan).

“Best Practices” Integrated Into Old Dominion’s Equity Compensation Program and the 2016 Plan
Our compensation practices and the 2016 Plan include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of our shareholders, including the following:

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Limitation on Shares Issued. No more than 2,000,000 shares will be authorized for issuance under the 2016 Plan. Since we do not currently have a stock-settled incentive plan in place, no shares under any other plans will be carried forward to the 2016 Plan or otherwise potentially further dilute shareholder interests. See “Award Limitations” below.

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No Stock Option or Stock Appreciation Right (SAR) Repricings Without Shareholder Approval. The 2016 Plan prohibits the repricing of stock options or SARs without shareholder approval. This limitation applies to (i) direct repricings (lowering the exercise price of an option or SAR), (ii) indirect repricings (exchanging an outstanding stock option or SAR that is underwater for cash, for new stock options or SARs with an exercise price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under NASDAQ rules (subject to anti-dilution adjustments).

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Robust Minimum Vesting and Award Practices. The 2016 Plan generally imposes minimum vesting periods of one year. Our historical practice has been to impose multi-year vesting periods for employee phantom stock awards.

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Double Trigger Vesting on a Change of Control. The 2016 Plan generally provides that awards will vest upon a change of control of Old Dominion only if (i) awards are not assumed, substituted or continued by the surviving company, or (ii) even if such awards are assumed, substituted or continued by the surviving company, a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control.

•
Prudent Change of Control Provisions. The 2016 Plan includes prudent change of control triggers such as requiring a change in beneficial ownership of more than 35% of our voting stock and consummation (rather than shareholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. See “Change of Control” below.

•
Prohibition of Certain Share Recycling, or “Liberal Share Counting,” Practices. The 2016 Plan does not allow shares to be added back to the maximum share limitation under the 2016 Plan if they were withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards, not issued or delivered as a result of the net settlement of an outstanding award, withheld or delivered to pay the exercise price related to an outstanding award or repurchased on the open market with the proceeds of an option exercise.

•
No Discounted Stock Options or SARs and Limit on Option and SAR Terms. The 2016 Plan requires that stock options and SARs have an exercise price equal to or greater than the fair market value of our common stock on the date of grant. In addition, the term of an option or SAR is limited to no more than 10 years.

•	No Grants of “Reload” Awards. The 2016 Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind and amount upon the exercise of a previously granted award).

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No “Evergreen” Provision. The 2016 Plan requires shareholder approval of any additional authorization of shares (other than adjustments for anti-dilution purposes), rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision.

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Stock Ownership and Equity Retention Policy. The Compensation Committee and the Board have approved the adoption of stock ownership and equity retention guidelines to subject our directors, executive officers and other officers to minimum stock ownership and equity retention requirements. Such ownership and retention guidelines will be effective upon shareholder approval of the 2016 Plan.

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Forfeiture and Recoupment Policies. The 2016 Plan authorizes the Compensation Committee or the Board to reduce or cancel (or cause the recoupment or forfeiture of) a participant’s plan benefits if the participant engages in certain types of detrimental conduct. Participants will also be required to comply with any clawback policy and other compensation recovery policy or similar policies adopted by us from time to time or imposed under applicable laws.

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Independent Committee Administration. The 2016 Plan will be administered by the Compensation Committee. All members of our Compensation Committee are non-management directors who are “independent” under NASDAQ listing standards and SEC rules and regulations. In addition, we believe each Compensation Committee member qualifies as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined under Code Section 162(m).

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No Dividends or Dividend Equivalents on Unearned Performance Awards. Dividends and dividend equivalents on performance-based awards issued under the 2016 Plan may only be paid if and to the extent the award has vested or been earned, and no dividends may be paid on options or SARs.

•
Prohibition Against Hedging and Pledging. Our securities trading policy prohibits hedging or pledging of our securities by directors, officers and employees. The policy also prohibits directors, officers and employees from holding our securities in margin accounts or pledging our securities for a loan.

•
Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute the holdings of existing shareholders.

Approval of the 2016 Plan will position Old Dominion to continue and expand these “best practices.”

Historical and Projected Equity Plan Share Usage
Historically, our executive compensation program has included cash-settled phantom stock awards. To date, annual phantom stock grant levels have been modest. Going forward, we intend to grant equity-based incentives that may be provided using a variety of award vehicles. As a result, our historical grant levels for phantom stock awards may not be indicative of expectations for future equity grants under the 2016 Plan. We currently anticipate that the shares to be made available under the 2016 Plan (assuming shareholder approval) will meet our needs for at least the next five years, based upon our current projection of estimated future equity grant needs. However, future circumstances and business needs may change, and the Compensation Committee retains the discretion to change its grant practices, subject to the limits of the 2016 Plan.

Since our Phantom Stock Plans only allow for cash-settled awards, we currently do not have any outstanding equity awards to be settled in stock. The proposed 2016 Plan authorization of 2,000,000 shares represents approximately 2.4% of the 84,411,878 shares of our common stock outstanding as of the record date. As of April 1, 2016, we have a total of approximately 601,604 phantom shares outstanding. These phantom shares, under the terms of the applicable plan, may be settled only in cash and will not be added to or otherwise increase the number of shares to be made available under the 2016 Plan. Furthermore, even if it is determined in the future that such phantom shares should be settled in shares of common stock under the 2016 Plan, such shares of stock would count against the 2016 Plan share limitations and would not further dilute shareholder interests. The 2016 Plan also imposes limitations on annual grants per participant. We believe our total number of shares reserved under the 2016 Plan is very conservative relative to peers and broader market practice for public companies.
Description of 2016 Plan
Share Limitations
The maximum number of shares of common stock that we may issue or deliver pursuant to awards granted under the 2016 Plan is 2,000,000 shares. Of such number, the maximum number of shares of common stock that we may issue pursuant to incentive stock options under the 2016 Plan is 2,000,000 shares.

For purposes of determining the number of shares of common stock to be counted against the maximum share limits described above, each share of common stock subject to an award will be counted against the limit as one share. In addition, the following shares will be counted against the limits described above and will not be available for re-issuance: (i) shares withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares withheld or delivered to pay the exercise price related to an outstanding award; and (iv) shares repurchased on the open market with the proceeds of the exercise price.
In calculating the 2016 Plan share limitations described above, the following shares will not be included: (i) shares subject to an award (or any portion of an award) that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve performance goals.
Shares issued under the 2016 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving Old Dominion acquiring another entity will not reduce the maximum number of shares available for delivery under the 2016 Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2016 Plan and will not reduce the maximum number of shares available under the 2016 Plan, subject to applicable stock exchange listing requirements.
The number of shares reserved for issuance under the 2016 Plan may be adjusted in the event of an adjustment in the capital structure of Old Dominion (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event), as provided in the 2016 Plan.
On April 1, 2016, the closing sales price of our common stock as reported on NASDAQ was $69.46 per share.
Award Limitations
In addition to the share limitations described above, the 2016 Plan includes limits on the amount of participant awards. Specifically, no participant may be granted in any 12-month period:

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stock options and SARs that are not related to an option for more than 500,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award); or

•
awards other than options or SARs for more than 500,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award).

In addition, the 2016 Plan limits awards to non-employee directors. The maximum number of shares that may be subject to awards granted to any non-employee director in any 12-month period is 50,000 (or the equivalent value of such shares based on the fair market value per share of common stock on the date of grant of such an award), provided that any director cash retainer fees or other fees that are settled in shares of common stock will not be subject to this limitation.
The participant award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of Old Dominion (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event) or as otherwise provided in the Plan.
Purpose and Eligibility; Term
The purposes of the 2016 Plan are to encourage and enable selected employees and non-employee directors of Old Dominion and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in Old Dominion and/or to provide other incentive awards in order to promote a closer identification of their interests with those of Old Dominion and our shareholders. The 2016 Plan is also intended to provide flexibility to Old Dominion in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operation largely depends.
If approved by our shareholders, the effective date of the 2016 Plan will be May 19, 2016, and awards will be granted under the 2016 Plan until May 18, 2026 or any earlier termination date set by the Board.
The 2016 Plan’s purposes will be carried out by the granting of awards to selected participants. Awards may be granted to selected (i) employees of Old Dominion or our affiliates and (ii) non-employee directors of the Board in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination; Minimum Vesting Requirements”). As of April 1, 2016, approximately 30 employees and six non-employee directors were eligible to participate in the 2016 Plan based on historical grant practices.
The types of awards authorized under the 2016 Plan include: stock options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards, restricted stock units and/or deferred stock units; performance awards in the form of performance shares and/or performance units; phantom stock awards; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below under “Types of Awards.”
Administration; Amendment and Termination; Minimum Vesting Requirements
The 2016 Plan may be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee will administer the 2016 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent under applicable Code Section 162(m), SEC Rule 16b-3 and NASDAQ listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”
Subject to the terms of the 2016 Plan, the Administrator’s authority includes but is not limited to the authority to:

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determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award;

•	prescribe the form(s) of award agreements under the 2016 Plan;

•	establish, amend and rescind rules and regulations for the administration of the 2016 Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2016 Plan or in any award or award agreement; and

•
construe and interpret the 2016 Plan, awards and award agreements made under the 2016 Plan, interpret rules and regulations for administering the 2016 Plan and make all other determinations deemed necessary or advisable for administering the 2016 Plan.

The Administrator also has unilateral authority to amend the 2016 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the 2016 Plan or to comply with applicable laws, rules or regulations.
Awards granted under the 2016 Plan will generally be subject to a minimum vesting period of one year. However, the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability or retirement or, under certain circumstances, upon a change of control of Old Dominion. In addition, the Administrator may grant awards without a minimum vesting period or may accelerate the vesting of all or a portion of an outstanding award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2016 Plan. The 2016 Plan also permits the grant of awards to participants that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers or similar transactions, awards granted as an inducement to be employed by Old Dominion or awards granted to replace forfeited awards from a former employer or in exchange for foregone cash compensation. Our historical practice has been to impose multi-year vesting periods for employee phantom stock awards, and we anticipate that employee awards granted under the 2016 Plan will also have multi-year vesting periods.
In certain circumstances, the Board may delegate authority (within specified parameters) to one or more officers to grant awards, and to make other determinations under the 2016 Plan with respect to such awards to participants who are not directors or officers subject to Section 16 under the Exchange Act or covered employees under Code Section 162(m).
The 2016 Plan and awards made under the 2016 Plan may be amended, suspended or terminated at any time by the Board (or the Administrator, with respect to awards). However, shareholder approval is required of any 2016 Plan amendment if required by applicable laws, rules or regulations, and an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, shareholder approval is required to take any action with respect to options or SARs that would be treated as a “repricing” under the rules of the principal stock exchange on which shares of our common stock are listed (currently, NASDAQ). Such repricing transactions include amendments to reduce the exercise price of such outstanding options or SARs, or exchanges of outstanding options or SARs for cash, for options or SARs with an exercise price that is less than the exercise price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an exercise price above the fair market value of the common stock.
Types of Awards
A summary of the material terms of the types of awards authorized under the 2016 Plan is provided below.
Options. Options granted under the 2016 Plan may be incentive options or nonqualified options. Incentive options may only be granted to our employees. The Administrator will determine the exercise price for options. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the option is granted, or 110% of the fair market value with respect to incentive stock options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations). The exercise price is payable in cash or cash equivalent, and except where prohibited by the Administrator or applicable law, by delivery of shares of our common stock owned by the participant, withholding of shares upon exercise of the option, delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to Old Dominion the amount of sale or loan proceeds to pay the exercise price or by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law (or any combination of these methods).
The Administrator will determine the term and conditions of an option, the period or periods during which a participant may exercise an option and any conditions on the ability of a participant to exercise an option. The option period may not exceed 10 years, or five years with respect to incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.
Stock Appreciation Rights. SARs may be granted in the form of “related SARs” or freestanding SARs. A related SAR is granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option, and a freestanding SAR is an SAR that is not granted in tandem with an option. The holder of an SAR is entitled to receive consideration equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price per share of such SAR. This consideration may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of common stock, as determined by the Administrator. The exercise price may be no less than 100% of the fair market value per share of our common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to the related options in the case of related SARs.
Restricted Awards. Restricted awards may be in the form of restricted stock awards, restricted stock units and/or deferred stock units that are subject to certain vesting conditions. Restricted stock awards are payable in shares of common stock. Restricted stock units and deferred stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2016 Plan and at the discretion of the Administrator.
The Administrator will determine the restriction period and vesting conditions applicable to any restricted award. Vesting conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time, retirement, disability, death or other termination of employment or service or any combination of conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the chief executive officer or one of the three next highest compensated named executive officers other than the chief financial officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation - Code Section 162(m) Requirements.” With respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may apply other performance factors and criteria, which may or may not be objective.
The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards.
Performance Awards. Performance awards may be in the form of performance shares and/or performance units. Performance shares are granted with reference to a specified number of shares of our common stock and entitle the holder to receive shares of common stock, a cash payment or a combination of common stock and cash (as determined by the Administrator). An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of common stock, a cash payment or combination of common stock and cash (as determined by the Administrator).
The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such or other conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify as performance-based compensation under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors or criteria are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation - Code Section 162(m) Requirements.” With respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may apply other performance factors and criteria, which may or may not be objective.
The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to interpret the terms and conditions of performance awards.
Phantom Stock Awards. Phantom stock awards consist of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.
The Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards, subject to the limits of the 2016 Plan. Upon vesting of all or part of a phantom stock award and satisfaction of any other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock or a combination of cash and stock, as determined by the Administrator.
Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions and/or awards granted without being subject to vesting (subject to the minimum vesting requirements summarized above) or performance conditions. The Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock, other securities or any other form of property (or a combination of such forms of consideration), and the other terms and conditions of such awards.
Dividends and Dividend Equivalents. The Administrator may provide that awards (other than options and SARs) earn dividends or dividend equivalents. However, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award has vested and/or been earned.
Change of Control
Under the terms of the 2016 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

•
To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which Old Dominion is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2016 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

•
In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within six months before (in which case vesting will not occur until the effective date of the change of control) or one year (or such other period after a change of control as may be stated in a participant’s employment agreement or similar agreement) after the effective date of a change of control if such termination of employment or service (i) is by Old Dominion without cause or (ii) is by the participant for good reason.

Transferability
Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options and SARs generally are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Restricted awards, performance awards, phantom stock awards and other stock-based awards that have not vested and/or been earned generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and/or been earned and all other conditions established by the Administrator have been met.
Termination of Employment or Service
If a participant’s employment or service is terminated for any reason, the Administrator will determine the extent, if any, to which a participant may have the right to exercise or vest in his or her awards following termination. These rights, if any, generally will be stated in the individual participant’s award agreement. Unless otherwise determined by the Administrator or provided in an award agreement, all or any part of an award that has not vested or been earned will be forfeited immediately upon a termination of the participant’s employment or service for any reason.
Forfeiture, Recoupment and Stock Retention
As noted above, the Administrator may require the reduction, cancellation, forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and may require that a participant comply with any compensation recovery policy (i.e., a “clawback policy”) and any stock ownership and retention policy or other policies and guidelines adopted by Old Dominion from time to time and/or other similar policies that may apply to the participant or be imposed under applicable laws.
Performance-Based Compensation - Code Section 162(m) Requirements

Code Section 162(m) generally precludes public corporations like Old Dominion from deducting compensation in excess of $1,000,000 paid to any “covered employee” unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. Covered employees generally include the chief executive officer and the next three highest compensated named executive officers other than the chief financial officer. To qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are intended to qualify as outside directors under Code Section 162(m) standards.
The 2016 Plan is designed to allow the Compensation Committee in its discretion to pay compensation to covered employees that is intended to be exempt from Code Section 162(m). However, we reserve the discretion to award compensation under the 2016 Plan that does not comply with the Code Section 162(m) exemption. In addition to other requirements for the performance-based compensation exception under Code Section 162(m) to apply, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. The material terms subject to shareholder approval include:

•	the employees eligible to receive compensation;

•	a description of the business criteria on which the performance goal is based; and

•	either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met.

The eligibility and participant award limitations are described above under “Description of 2016 Plan - Purpose and Eligibility; Term” and “Description of 2016 Plan - Award Limitations.”
With respect to awards payable to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following: (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) pre-tax income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or service offering; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) operating ratio(s); (xxvi) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxvii) comparisons with stock market indices or performance metrics of peer companies.
The Compensation Committee has the discretion to grant performance awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m).
Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2016 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Old Dominion. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.
Incentive Options. Incentive options granted under the 2016 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the exercise price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may experience an increase in their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.
We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, and such amount will be treated as capital gain or loss.
If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition of the stock minus the exercise price. Any gain in excess of these amounts may be treated as capital gain. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.
Pursuant to the Code and the terms of the 2016 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by Old Dominion with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2016 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Old Dominion, unless the exercise price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.
Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant or a tax deduction to Old Dominion. The difference between the fair market value of the stock on the date of exercise and the exercise price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.
Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to Old Dominion. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and Old Dominion will generally be entitled to a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.
Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to Old Dominion for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.
Restricted Stock Units, Deferred Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, deferred stock unit, performance award, phantom stock award, other stock-based award or dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to Old Dominion for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award. We generally will be entitled to a corresponding income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.
Code Section 409A. Awards granted under the 2016 Plan may be subject to Code Section 409A and related regulations and other guidance. If, by its terms or at the election of the participant, the award defers settlement beyond the vesting date (e.g., a deferred stock unit), the award will generally be subject to Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2016 Plan or any award, and the 2016 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
Performance-based Compensation - Section 162(m) Requirements. The 2016 Plan is structured with the intent of allowing the Compensation Committee to pay compensation exempt from Code Section 162(m) in order to preserve, to the extent practicable, Old Dominion’s ability to claim a tax deduction for such awards under the 2016 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation. Subject to Code Section 162(m) and certain reporting requirements, we may be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. See “Performance-Based Compensation - Code Section 162(m) Requirements” above.

New Plan Benefits
No awards will be granted under the 2016 Plan unless it is approved by our shareholders. The selection of individuals who will receive awards under the 2016 Plan, if our shareholders approve the 2016 Plan, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants.

In 2015, we granted awards under the 2012 Phantom Stock Plan to our named executive officers, outside directors and other eligible employees. These awards are described under the “Compensation Discussion and Analysis - Elements of Compensation,” “Executive Compensation” and “Director Compensation - Components of Compensation” sections in this proxy statement.

The Board believes that approval of the 2016 Plan is in the best interests of Old Dominion in order to continue the purposes of our equity compensation program and to serve as an important recruitment and retention tool. The Board believes that substantial equity-based ownership encourages management to take actions favorable to the long-term interests of Old Dominion and our shareholders. The Board believes that the adoption of the 2016 Plan will allow us to enhance the use of equity compensation as a significant component of a competitive, but measured, overall compensation program.

To be approved, the number of votes cast “for” this proposal must exceed the votes cast “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OLD
DOMINION FREIGHT LINE, INC. 2016 STOCK INCENTIVE PLAN.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (as defined above, "EY") to serve as our independent registered public accounting firm for the year ending December 31, 2016. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of EY to the shareholders for ratification as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of EY, the Audit Committee will consider whether to appoint another independent registered public accounting firm for the year ending December 31, 2016. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and to make a statement if they so desire.

To be approved, the number of votes cast “for” this proposal must exceed the votes cast “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES

EY charged the following fees for services relating to fiscal years 2015 and 2014:

Category of Service	Fiscal Year 2015 ($)	Fiscal Year 2014 ($)
Audit Fees	770,000	685,004
Audit-Related Fees	—	—
Tax Fees	—	78,512
All Other Fees	—	1,995
Total	770,000	765,511

Audit Fees. This category includes the aggregate fees billed for professional services rendered by EY for the audits of our financial statements for fiscal years 2015 and 2014, including fees associated with the reviews of our quarterly reports on Form 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for the relevant fiscal years. Audit fees also include the aggregate fees billed for professional services rendered for the audit of our internal control over financial reporting.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by EY that are reasonably related to the performance of the audits or reviews of the financial statements and which are not reported above under “Audit Fees.”

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by EY for tax compliance, tax planning and tax advice. Tax compliance includes the preparation of state and federal income tax returns. Tax planning and tax advice includes assistance with various tax accounting methods, analysis of various state filing positions and assistance in obtaining state and federal tax credits.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by EY that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Our engagement of EY to provide these services described above was approved by the Audit Committee in accordance with our written pre-approval policy. This policy is described under "Corporate Governance - Audit Committee Pre-Approval Policies and Procedures" above.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2015, without charge, from our website, http://www.odfl.com/Financials/annualReports.faces, or by writing to Adam N. Satterfield, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360. Exhibits are not included, but copies of those exhibits may be obtained upon payment of copying charges.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report to Shareholders may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to the following address: Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: Adam N. Satterfield, Senior Vice President - Finance, Chief Financial Officer and Assistant Secretary or by contacting us at (336) 889-5000. Any shareholder who wants to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or telephone number.

DEADLINE FOR SHAREHOLDER PROPOSALS

Any shareholder desiring to present a proposal for inclusion in the proxy statement to be acted upon at our 2017 Annual Meeting in accordance with Exchange Act Rule 14a-8 must ensure that the proposal is received by us at our principal executive offices no later than December 20, 2016.

In addition to any other applicable requirements, for business to be properly brought before the 2017 Annual Meeting by a shareholder, even if the proposal or proposed director candidate is not to be included in our proxy statement, our bylaws provide that the shareholder must give timely advance notice of such business in writing to our Secretary. Such notice must be given, either by personal delivery or by certified mail addressed to our

Secretary, at our principal office and received at least 120 days and not more than 150 days prior to the first anniversary of the date that we mailed our proxy materials for the 2016 Annual Meeting. As a result, such proposals, including director nominations, submitted pursuant to these provisions of our bylaws must be received no earlier than the close of business on November 20, 2016 and no later than the close of business on December 20, 2016.

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the notice must contain (i) the name and address, as they appear on our stock transfer books, of such shareholder proposing such business; (ii) the name and address of such beneficial owner, if any; (iii) a representation that the shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business specified in the notice before the meeting; (iv) the class and number of shares of our stock beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (v) a description of any agreement that has been entered into by or on behalf of the shareholder or any of its affiliates or associates, the intent of which is to mitigate loss, manage risks or benefit from changes in the share price of our stock, or to increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of our stock.

As to each item of business, the notice must contain (i) a brief description of the business to be brought before the meeting, including the complete text of any resolutions to be presented at the 2017 Annual Meeting and the reasons therefor; (ii) a description of all agreements, arrangements and understandings between the shareholder or beneficial owner, if any, and any other person(s) (including their names) in connection with the proposal of such business by the shareholder; (iii) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement; and (iv) any material interest of the shareholder or beneficial owner, if any, in such business. In addition, any notice of a proposed director candidate must also comply with our bylaws, including the criteria set forth under the caption “Corporate Governance – Director Nominations” in this proxy statement. If written notice is not timely or properly given, we may exclude the proposal or proposed director candidate from consideration at the meeting.

By Order of the Board of Directors

Ross H. Parr
Senior Vice President - Legal Affairs,
General Counsel and Secretary

Thomasville, North Carolina
April 19, 2016

Appendix A

OLD DOMINION FREIGHT LINE, INC.
2016 STOCK INCENTIVE PLAN

OLD DOMINION FREIGHT LINE, INC.
2016 STOCK INCENTIVE PLAN

1.	Purpose
The purposes of the Plan are to encourage and enable selected Employees and Directors of the Company and its Affiliates to acquire or increase their holdings of Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants.

2.	Effective Date; Term
The Effective Date of the Plan shall be May 19, 2016 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after May 18, 2026. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 17(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

3.	Definitions
In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:
(a)    Administrator means the Board and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.
(b)    Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which controls, is controlled by or is under common control with the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.
(c)    Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange. References to any applicable laws, rules and regulations, including references to any sections or other provisions of applicable laws, rules and regulations, shall also refer to any successor provisions thereto unless the Administrator determines otherwise.
(d)    Award means a grant under the Plan of an Incentive Option; a Nonqualified Option; a Stock Appreciation Right; a Restricted Stock Award; a Restricted Stock Unit; a Deferred Stock Unit; a Performance Share; a Performance Unit; a Phantom Stock Award; an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.
(e)    Award Agreement means an award agreement or certificate (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant, specifying such terms, conditions and restrictions as may be established by the Administrator with regard to an Award and shares of Common Stock or any other benefit related to an Award.
(f)    Board or Board of Directors means the Board of Directors of the Company.
(g)    Cause means, unless otherwise provided in an Award Agreement or determined by the Administrator, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment agreement, change in control agreement or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his or her duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.
(h)    A Change of Control shall (except as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:
(i)    The date any person or group of persons together with its affiliates is or becomes (or publicly discloses that such person or group is or has become), directly or indirectly, the “beneficial owner” of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that the event described in this subparagraph (i) shall not be deemed to be a Change of Control by virtue of the beneficial ownership, or the acquisition of beneficial ownership, of voting securities by (A) any employee benefit plan sponsored or maintained by the Company or by a person controlled by the Company; (B) any underwriter (as such term is defined in Section 2(a)(11) of the Securities Act) that beneficially owns voting securities temporarily in connection with an offering of such securities; or (C) any member of the family of Earl E. Congdon or John R. Congdon unless David S. Congdon, acting in good faith, provides written notice to the Company that David S. Congdon believes, and within twenty (20) business days after the Company receipt of David S. Congdon’s notice a majority of the independent members of the Board of Directors determines, that the beneficial ownership of voting securities by such family member creates a substantial threat to corporate policy and effectiveness. For the purpose of clause (C) above, “family” means any lineal descendent, including adoptive relationships, of Earl E. Congdon or John R. Congdon, any spouse of the foregoing and any trust established by or for the benefit of any of the foregoing, and “independent” shall have the meaning set forth in the corporate governance rules of the principal exchange on which the Common Stock is listed; or
(ii)    The date there shall have been a change in a majority of the Board within a twelve (12)-month period unless the nomination for election by the Company’s shareholders of each new Director was approved by the vote of two-thirds (2/3) or more of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the twelve (12)-month period; or
(iii)    The date of the consummation of a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; or
(iv)    The effective date of the sale or disposition by the Company of all or substantially all of the Company’s assets.
For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.
Notwithstanding the preceding provisions of Section 3(h), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.
(i)    Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code Section shall be deemed to include all related regulations or other guidance with respect to such Code section.
(j)    Committee means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board which may be appointed to administer the Plan in whole or in part.
(k)    Common Stock means the common stock of Old Dominion Freight Line, Inc., $0.10 par value, or any successor securities thereto.
(l)    Company means Old Dominion Freight Line, Inc., a Virginia corporation, together with any successor thereto. In the Administrator’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.
(m)    Covered Employee shall have the meaning given the term in Code Section 162(m).
(n)    Deferred Stock Unit means a Restricted Stock Unit, the terms of which may, in the Administrator’s discretion, provide for delivery of shares of Common Stock, cash or a combination thereof on a date or dates subsequent to the date the Award is earned and vested, as provided in Section 9.
(o)    Director means a non-employee member of the Board.
(p)    Disability shall, unless otherwise provided in an Award Agreement or determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, having the meaning given in any employment agreement, change in control agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.
(q)    Dividend Equivalent Award means a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.
(r)    Effective Date means the effective date of the Plan, as provided in Section 2.
(s)    Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(t)    Exchange Act means the Securities Exchange Act of 1934, as amended.
(u)    Exercise Price means the price at which an Option or SAR may be exercised, as provided in Section 7(b) and Section 8(a), respectively.
(v)    Fair Market Value per share of the Common Stock shall be established by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market LLC (“Nasdaq”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the quotations published by the OTC Markets Group) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.
(w)    Freestanding SAR means a SAR that is granted without relation to an Option, as provided in Section 8.
(x)    Full Value Award means an Award, other than in the form of an Option or SAR, which is settled by the issuance of Common Stock.
(y)    Good Reason means, unless otherwise provided in an Award Agreement or determined by the Administrator, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” as defined under the Participant’s employment agreement, change in control agreement or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Good Reason”), then, a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: with respect to Employees, (A) a material reduction in the Participant’s base salary or cash bonus opportunity under the Company’s Performance Incentive Plan (“PIP”) or successor cash incentive plan based on a reduction in the Participant’s participation factor or similar adverse change (but not due to the Company’s failure to attain performance-based objectives applicable under such plan), as such base salary or cash bonus opportunity was in effect immediately prior to the date of the Change of Control, (B) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control, or (C) the relocation of the Participant’s principal place of employment by more than fifty (50) miles from the location at which the Participant was stationed immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director, or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the sixtieth (60th) day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. In the context other than a Change of Control, “Good Reason” shall be as defined by the Administrator and set forth in the applicable Award Agreement. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.
(z)    Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.
(aa)    Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.
(bb)    Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Exercise Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.
(cc)    Option Period means the term of an Option, as provided in Section 7(d).
(dd)    Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.
(ee)    Parent means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(ff)    Participant means an individual who is an Employee employed by, or a Director providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.
(gg)    Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.
(hh)    Performance Measures mean one or more performance factors or criteria which may be established by the Administrator with respect to an Award. Performance Measures may be based on such performance factors or criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m), such Performance Measures shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) pre-tax income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or service offering; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) operating ratio(s); (xxvi) achievement of division, group, function or corporate financial, strategic or operational goals; and (xxvii) comparisons with stock market indices or performance metrics of peer companies. The Administrator may also apply other performance factors and criteria, which need not be objective, with respect to Awards that are not intended to comply with the Code Section 162(m) qualified performance-based compensation exception. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or other Affiliates or one or more of its segments, operating units or groups, divisions, departments, partnerships, joint ventures or minority investments, facilities, service offerings or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria also may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, relative to one or more peer group companies or indices, on a per share and/or share per capita basis, on a pre-tax or after tax basis and/or any combination thereof.
(ii)    Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.
(jj)    Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.
(kk)    Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator.
(ll)    Plan means the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan, as it may be amended and/or restated.
(mm)    Prior Phantom Stock Plan or Prior Phantom Stock Plans means the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan, the Old Dominion Freight Line, Inc. Phantom Stock Plan and/or the Old Dominion Freight Line, Inc. Director Phantom Stock Plan, in each case, as amended and/or restated.
(nn)    Related SAR means a SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
(oo)    Restricted Award means a Restricted Stock Award, a Restricted Stock Unit Award and/or a Deferred Stock Unit, as provided in Section 9.
(pp)    Restricted Stock Award means an Award of shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.
(qq)    Restricted Stock Unit means an Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one (1) share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one (1) share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one (1) share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the unfunded promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any performance or other terms and conditions established by the Administrator.
(rr)    Retirement shall, unless otherwise provided in an Award Agreement or determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any employment agreement, change in control agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.
(ss)    SAR or Stock Appreciation Right means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value on the date of exercise over the Exercise Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.
(tt)    Securities Act means the Securities Act of 1933, as amended.
(uu)    Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).
(vv)    Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator (taking into account any Code Section 409A considerations).

4.	Administration of the Plan
(a)    The Plan shall be administered by the Board or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required.
(b)    Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority to (i) determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) establish, amend and rescind rules and regulations for the administration of the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement; and (v) construe and interpret the Plan, Awards and Award Agreements, interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, subject to the restrictions contained in Section 4(c) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Committee’s authority to grant Awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to Employees or Directors under any other compensation plan, program or arrangement of the Company or an Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) or other arrangements as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan.

(c)    Notwithstanding the provisions of Section 4(b), Awards granted to a Participant under the Plan shall be subject to a minimum vesting period of one year; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant's death, Disability or Retirement, or (to the extent provided in Section 14 herein) upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of an Award to any Participant without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of five percent (5%) of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; and (iii) the Administrator also may provide for the grant of Awards to Participants that have different vesting terms in the case of Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Awards that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Awards that are granted in exchange for foregone cash compensation.
(d)    The Administrator may adjust or modify Performance Measures or other performance factors or terms or conditions of Awards due to extraordinary items, transactions, events or developments, or in recognition of any other unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (provided that any adjustment or modification involving Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m) shall be made in an objectively determinable manner and shall be subject to any applicable Code Section 162(m) restrictions). By way of example but not limitation, the Administrator may provide with respect to any Award that any evaluation of performance shall exclude or otherwise adjust for any specified circumstance or event that occurs during a performance period, including but not limited to circumstances or events such as the following: currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; significant litigation or claim judgments or settlements; changes in accounting standards; any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, and/or any other specific unusual or infrequent events or objectively determinable category thereof.
(e)    Notwithstanding the other provisions of Section 4, the Board may delegate to one or more officers of the Company the authority, within specified parameters, to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 4(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 4(e) to an officer(s), references to the “Administrator” shall include references to such officer(s), subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

5.	Shares of Stock Subject to the Plan; Award Limitations
(a)    Shares of Stock Subject to the Plan: Subject to adjustments as provided in this Section 5, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed two million (2,000,000) shares. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.
(b)    Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i)    The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed two million (2,000,000) shares of Common Stock.
(ii)    In any twelve (12)-month period, no Participant may be granted Options and SARs that are not related to an Option for more than five hundred thousand (500,000) shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of such an Award).
(iii)    In any twelve (12)-month period, no Participant may be granted Awards other than Options or SARs for more than five hundred thousand (500,000) shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of such an Award).
(iv)    Notwithstanding the provisions of Sections 5(b)(ii) and (iii) herein, with respect to non-employee Directors, in any twelve (12)-month period, no such Director may be granted Awards for more than fifty thousand (50,000) shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of Common Stock on the date of grant of such an Award); provided, however, that any Director cash retainer fees or other fees that are settled in shares of Common Stock shall not be subject to this limitation.
(v)    In the Administrator’s discretion, shares of Common Stock authorized under the Plan may be issued to settle phantom stock awards granted under the Prior Phantom Stock Plans in the event that the Administrator determines that such awards shall be settled in whole or in part in shares of Common Stock, rather than settlement solely in cash. Notwithstanding the provisions of Section 5(b)(iii) and Section 5(b)(iv) herein, in the event that the Administrator determines that any or all phantom stock awards granted under the Prior Phantom Stock Plans shall be settled in shares of Common Stock under the Plan, such awards shall not be subject to the limitations stated in Section 5(b)(iii) or Section 5(b)(iv) herein to the extent such Prior Phantom Stock Plan awards were outstanding on the Effective Date.
(For purposes of Section 5(b)(ii), (iii) and (iv), an Option and Related SAR shall be treated as a single award.)
(c)    Additional Share Counting Provisions. The following provisions shall apply with respect to the share limitations of Section 5(a):
(i)    For purposes of determining the number of shares of Common Stock to be counted against the maximum share limit set forth in Section 5(a), each share of Common Stock subject to an Award shall be counted against the limit as one (1) share.
(ii)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any such unissued or forfeited shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.
(iii)    Awards settled in cash shall not be counted against the share limitations stated in Section 5(a) herein.
(iv)    Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards, will not be counted towards the share limitations in Section 5(a).
(v)    To the extent that the full number of shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve performance factors or criteria, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan.
(vi)    The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (A) shares withheld from an Award or delivered by a Participant to satisfy tax withholding requirements for Awards; (B) shares not issued or delivered as a result of the net settlement of an outstanding Award; (C) shares withheld or delivered to pay the Exercise Price related to an outstanding Award; or (D) shares repurchased on the open market with the proceeds of the Exercise Price.
(vii)    Further, (A) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan, and (B) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available under the Plan, subject, in the case of both (A) and (B) herein, to applicable stock exchange listing requirements.
(d)    Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, change in control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards (such as the number and type of shares subject to an Award and the Exercise Price of an Award) or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities of any type or class.

6.	Eligibility
An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:
(a)    The individual is either (i) an Employee or (ii) a Director.
(b)    With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under this Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock, and the Option Period does not exceed five (5) years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Code Section 424(d).
(c)    With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law.
(d)    The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options
(a)    Grant of Options: Subject to the terms of the Plan, the Administrator may in its discretion grant Options to such eligible Participants in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.
(b)    Exercise Price: The Exercise Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Exercise Price of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or one hundred ten percent (110%) of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Exercise Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Exercise Price not equal to one hundred percent (100%) of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).
(c)    Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such later date as may be established by the Administrator in accordance with Applicable Law.
(d)    Option Period and Limitations on the Right to Exercise Options:
(v)    The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years with respect to Incentive Options granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to the provisions of Section 4(c) herein).
(vi)    An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:
(A)    By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;
(B)    By shares of Common Stock withheld upon exercise;
(C)    By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price;
(D)    By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or
(E)    By any combination of the foregoing methods.
Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(vii)    The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service.
(e)    Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.
(f)    Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options.

8.	Stock Appreciation Rights
(a)    Grant of SARs: Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Exercise Price per share of a SAR shall be no less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with an Exercise Price per share not equal to at least one hundred percent (100%) of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). A SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.
(b)    Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Exercise Price of a Related SAR shall be equal to the Exercise Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Exercise Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.
(c)    Freestanding SARs: A SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d)    Exercise of SARs:
(i)    Subject to the terms of the Plan (including but not limited to Section 4(c) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which a SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.
(ii)    SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of a SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.
(iii)    The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise a SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service.
(e)    Payment Upon Exercise: Subject to the terms of the Plan, upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Exercise Price of the SAR, by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of a SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

9.	Restricted Awards
(a)    Grant of Restricted Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Awards to such Participants, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards, Restricted Stock Units and/or Deferred Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units and Deferred Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. Subject to the provisions of Section 4(c) herein, the Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may vest and be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted, vested, earned and/or distributable (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Disability, death or other termination of employment or service or a combination of such or other conditions. In the case of Restricted Awards based in whole or in part upon performance factors or criteria, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 3(hh)).
(b)    Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

(c)    Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.
(d)    Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit or a Deferred Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and been earned and is distributable.
(e)    Deferred Stock Units: A Deferred Stock Unit represents the unfunded promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, if and to the extent that the Award has vested and is eligible for distribution (including, by way of example only, distribution upon termination of employment or service or upon a specified date or dates, and taking into account any Code Section 409A considerations), subject to compliance with the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. A Deferred Stock Unit shall be settled, if at all, (i) by the delivery of one (1) share of Common Stock for each Deferred Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one (1) share of Common Stock for each Deferred Stock Unit or (iii) in a combination of cash and shares equal to the Fair Market Value of one (1) share of Common Stock for each Deferred Stock Unit, as determined by the Administrator.

10.	Performance Awards
(a)    Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible Participants upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. Subject to the provisions of Section 4(c) herein, the Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of such conditions or other conditions. Subject to Section 3(hh), the Administrator shall determine the Performance Measures applicable to such Performance Awards.
(b)    Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.
(c)    Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d)    Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

11.	Phantom Stock Awards
(a)    Grant of Phantom Stock Awards: Subject to the terms of the Plan (including but not limited to Section 4(c) herein), the Administrator may in its discretion grant Phantom Stock Awards to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.
(b)    Vesting of Phantom Stock Awards: Subject to the terms of the Plan (including but not limited to Section 4(c) herein) (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested, been earned and are payable and to interpret the terms and conditions of Phantom Stock Awards.
(c)    Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested and earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.
(d)    Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one (1) share of Common Stock with respect to each such Phantom Stock unit which has vested, been earned and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).
(e)    Awards Under Prior Phantom Stock Plans: Notwithstanding the other provisions herein, unless the Administrator determines otherwise (and subject to any Code Section 409A considerations), if and to the extent that any phantom stock awards granted under a Prior Phantom Stock Plan are settled in shares of Common Stock under the Plan as provided in Section 5(b)(v), such awards shall be governed by the terms of the applicable Prior Phantom Stock Plan and related award agreement.

12.	Other Stock-Based Awards
The Administrator shall have the authority to grant Other Stock-Based Awards to one or more eligible Participants. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions (subject to the terms of Section 4(c) herein). Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock, other securities or any other form of property as the Administrator may determine, or a combination of such forms of consideration; and the other terms and conditions of such Awards.

13.	Dividends and Dividend Equivalents
The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.	Change of Control
Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A):
(a)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator prior to the Change of Control) as Awards outstanding under the Plan immediately prior to the Change of Control event, (i) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Awards other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at the greater of actual performance or target performance).
(b)    Further, in the event that an Award is substituted, assumed or continued as provided in Section 14(a) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Award shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at the greater of actual performance or target performance), if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s employment, change in control or other similar agreement, plan or policy, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

15.	Nontransferability of Awards
Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c). Awards other than Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option or SAR shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

16.	Withholding
The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to require or permit a recipient to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by delivery to the Company of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) and/or by the Company withholding shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Such withholding obligations shall be subject to such terms and procedures as may be established by the Administrator. The Participant shall remain responsible at all times for paying any federal, state, foreign and/or local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax or otherwise.

17.	Amendment and Termination of the Plan and Awards
(a)    Amendment and Termination of Plan; Prohibition on Repricing: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d), the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Exercise Price above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.
(b)    Amendment and Termination of Awards: The Administrator may (subject to Section 17(a)(ii) herein) amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 17(c)) such amendment, alteration, suspension or termination of an Award shall not, without the written consent of a Participant with respect to an outstanding Award, materially adversely affect the rights of the Participant with respect to the Award.
(c)    Amendments to Comply with Applicable Law: Notwithstanding Section 17(a) and Section 17(b) herein, the following provisions shall apply:
(i)    The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).
(ii)    The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

18.	Compliance with Applicable Law
The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

19.	No Right or Obligation of Continued Employment or Service or to Awards; Compliance with the Plan
Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee or Director, or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly. By participating in the Plan, each Participant shall be deemed to have accepted all of the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Administrator and shall be fully bound thereby. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

20.	General Provisions
(a)    Shareholder Rights: Except as otherwise determined by the Administrator or provided in the Plan, a Participant and his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Exercise Price (except as may otherwise be determined by the Company in the event of payment of the Exercise Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned and is distributable.
(b)    Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to

Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
(c)    Code Section 162(m) Performance-Based Compensation. To the extent to which Code Section 162(m) is applicable, the Company intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time periods and in the manner prescribed by Code Section 162(m), select eligible Participants and define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period.
(d)    Unfunded Plan; No Effect on Other Plans:
(i)    The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.
(ii)    The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.
(iii)    Except as otherwise provided in the Plan, the adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.
(e)    Governing Law: The Plan and Awards shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
(f)    Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.
(g)    Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(h)    Severability: If any provision of the Plan or an Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement (which shall be construed or deemed amended to conform to Applicable Law), and the Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(i)    Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.
(j)    Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.
(k)    Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or other benefits subject to an Award, as may be established by the Administrator.
(l)    Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.
(m)    Uncertificated Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s articles of incorporation or bylaws or by Applicable Law.
(n)    Income and Other Taxes: Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.
(o)    Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee or Director changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.
(p)    Shareholder Approval: The Plan is subject to approval by the shareholders of the Company, which approval must occur, if at all, within twelve (12) months of the Effective Date. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.
(q)    Deferrals: Subject to the provisions of this Section 20(q) and Section 21, the Administrator may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.
(r)    Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.
(s)    Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan or an Award Agreement to the contrary, the Administrator may, at any time (during or following termination of employment or service for any reason), determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, (i) the Administrator may, at any time, require that a Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.
(t)    Attestation: Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Award or taxes relating to the exercise, vesting or earning of an Award by delivering shares of Common Stock, the Participant may, unless the Administrator determines otherwise and subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Award as exercised, vested or earned without further payment and/or shall withhold such number of shares from the shares acquired by the exercise, vesting or earning of the Award, as appropriate.
(u)    Plan Controls: Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of an Award Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if the Award Agreement provides that such Award Agreement terms apply notwithstanding the provisions to the contrary in the Plan.
(v)    Indemnification: No member of the Board or Committee or its or their designees or agents, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Committee is delegated may have under the Company’s articles of incorporation, bylaws and/or other instrument and/or pursuant to Applicable Law, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be formally determined that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit or proceeding.

21.	Compliance with Code Section 409A
Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six (6)-month period after the date of separation from service (with such distributions to be made during the seventh (7th) month following separation of service), or, if earlier than the end of the six (6)-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an Award Agreement shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.
[Signature Page To Follow]

IN WITNESS WHEREOF, this Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan is, by the authority of the Board of Directors of the Company, executed on behalf of the Company, the 19th day of May, 2016.
OLD DOMINION FREIGHT LINE, INC.
By: __________________________________________
Name: David S. Congdon
Title: Vice Chairman and Chief Executive Officer
ATTEST:
By: _________________________________
Name: Ross H. Parr
Title: Senior Vice President – Legal Affairs,
General Counsel and Secretary

OLD DOMINION FREIGHT LINE, INC.
ATTN: ADAM SATTERFIELD, CFO
500 OLD DOMINION WAY
THOMASVILLE, NC 27360

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 18, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04610-P76284

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD DOMINION FREIGHT LINE, INC.

	For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR ALL on the following proposal:			
1. Election of nine directors named below to the Company's Board of Directors for one-year terms and until their respective successors have been elected and qualified, as set forth in the accompanying proxy statement.	☐	☐	☐

Nominees:
01) Earl E. Congdon
02) David S. Congdon
03) John R. Congdon, Jr.
04) Robert G. Culp, III
05) Bradley R. Gabosch
06) Patrick D. Hanley
07) John D. Kasarda
08) Leo H. Suggs
09) D. Michael Wray

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
The Board of Directors recommends that you vote FOR the following proposal:			
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			
3. Approval of the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			
4. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

IF NO SPECIFICATION IS MADE WITH RESPECT TO A MATTER WHERE A BALLOT IS PROVIDED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

These shares should be represented at the meeting either in person or by your properly completed proxy. The meeting will be held Thursday, May 19, 2016, at 10:00 a.m. Eastern Daylight Time, at the principal executive offices of Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360.

PLEASE SIGN AND SEND IN YOUR PROXY

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2015.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

E04611-P76284

OLD DOMINION FREIGHT LINE, INC.
Annual Meeting of Shareholders on May 19, 2016, 10:00 A.M. EDT
This proxy is solicited on behalf of the Board of Directors
and will be voted as properly specified by the shareholder.

The undersigned shareholder(s) of Old Dominion Freight Line, Inc. designates Earl E. Congdon, David S. Congdon and Ross H. Parr, and any of them, with full power to act alone, agents and proxies to vote the shares of the undersigned at the Annual Meeting of Shareholders, Thursday, May 19, 2016 at 10:00 a.m. Eastern Daylight Time, and at any adjournment thereof, as designated on the reverse side.

Please sign the proxy printed on the other side and return it at once unless you are a registered shareholder and expect to attend the meeting in person. The shares represented by this proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This proxy, if properly executed and returned, will be voted "for" the election of each of the director nominees identified herein and "for" each of proposals 2, 3 and 4 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, this proxy will be voted in accordance with the best judgment of the agents and proxies named above. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the annual meeting or otherwise delivering a later-dated proxy.

Continued and to be signed on reverse side